EXECUTION COPY
SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ALICO HOLDINGS LLC,
A DELAWARE LIMITED LIABILITY COMPANY
Dated as of December 1, 2009

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

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SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
ALICO HOLDINGS LLC
     This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of ALICO HOLDINGS LLC (the “Company”) is made and entered into as of December 1, 2009, by and among the Company and each of the Persons listed on the signature pages hereof as Members.
WITNESSETH:
     WHEREAS, American International Group, Inc. (“AIG”) formed the Company as a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq., as amended and in effect from time to time) (the “Act”) by filing a Certificate of Formation with the Office of the Secretary of State of the State of Delaware and entering into a Limited Liability Company Agreement on July 23, 2009 (the “Initial LLC Agreement”); and
     WHEREAS, in connection with the contribution of the American Life Insurance Company (“ALICO”) to the Company, AIG amended and restated the Initial LLC Agreement on November 30, 2009 (the “First Amended LLC Agreement”); and
     WHEREAS, the Company has issued 1,000 Senior Preferred Units, 8,000 Junior Preferred Units and 60,000 Common Units to AIG; and
     WHEREAS, the Federal Reserve Board and the United States Department of the Treasury (the “U.S. Department of the Treasury”) announced on March 2, 2009, a series of steps to provide tangible evidence of the U.S. Government’s commitment to the orderly restructuring of AIG over time in the face of continuing market dislocation and economic deterioration, including the step of reducing the amount outstanding under the Credit Agreement in exchange for preferred interests in two special purpose vehicles created to hold all of the outstanding common stock of ALICO and American International Assurance Company Limited; and
     WHEREAS, the Federal Reserve Bank of New York (the “FRBNY”) and AIG have mutually agreed to pursue a separation of certain operating subsidiaries of AIG in order to enhance their business franchises over the long term; and
     WHEREAS, the parties recognize that the purposes of the arrangements established pursuant to this Agreement are (i) to repay the FRBNY and the U.S. Government for the financial assistance provided to AIG by the FRBNY and the U.S. Government since September 2008 and (ii) to promote the stability of AIG by improving its financial position while preserving the value of its businesses over time so that AIG may be in a position to repay its obligations to the FRBNY and the U.S. Government; and
     WHEREAS, the parties acknowledge the public policy objectives of the FRBNY and the U.S. Government as well as the responsibilities and obligations of the Board of AIG to enter into an agreement which represents the best interests of its stockholders; and

     WHEREAS, simultaneously with the execution of this Agreement, AIG will transfer the Preferred Units (the “Preferred Transfer”) to the FRBNY in accordance with and pursuant to that certain Purchase Agreement (the “Purchase Agreement”) between AIG and the FRBNY dated as of June 25, 2009; and
     WHEREAS, AIG wishes to effect (i) the amendment and restatement of the First Amended LLC Agreement and (ii) the continuation of the Company, in each case, on the terms set forth herein.
     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     As used in this Agreement, the following terms have the meanings set forth below:
     Section 1.01 “Act” has the meaning set forth in the Recitals.
     Section 1.02 “Additional Equity Issuance” has the meaning set forth in Section 3.02(b).
     Section 1.03 “Additional Member” has the meaning set forth in Section 3.02(b).
     Section 1.04 “Affiliate” of any Person means any Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person, and the term “Affiliated” shall have a correlative meaning; provided, however, that, for purposes hereof and except as set forth in Section 1.28(b), (i) none of the Company or any of its Subsidiaries will be treated as Affiliates of the FRBNY, (ii) none of the AIG Member nor any of their Affiliates, on the one hand, nor the FRBNY nor any of its Affiliates, on the other, shall be deemed an Affiliate of the other such Person(s) and (iii) for the sake of clarity, none of the AIG Credit Facility Trust or the U.S. Department of the Treasury, on the one hand, or the FRBNY or any of its Affiliates, on the other, shall be deemed an Affiliate of the other such Person.
     Section 1.05 “Agreement” has the meaning set forth in the Recitals.
     Section 1.06 “AIG” has the meaning set forth in the Recitals.
     Section 1.07 “AIG Credit Facility Trust” means the trust designated as the AIG Credit Facility Trust established for the sole benefit of the United States Treasury under that certain trust agreement dated January 16, 2009 and shall include the trustees thereof acting in their capacities as such trustees as the context may require.
     Section 1.08 “AIG Member” means (i) to the extent AIG holds any Common Interest, AIG; or (ii) to the extent AIG does not hold any Common Interest, any Affiliate of AIG which is a Common Member designated by AIG to be the AIG Member.

     Section 1.09 “ALICO” has the meaning set forth in the Recitals.
     Section 1.10 “Authorized Representative” has the meaning set forth in Section 7.05 hereof.
     Section 1.11 “Bankruptcy” of the Company means (a) the filing by the Company of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other Federal or state insolvency Law, or the Company’s filing an answer consenting to or acquiescing in any such petition, (b) the making by the Company of any assignment for the benefit of its creditors, or (c) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of the Company, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other Federal or state insolvency Law, provided, however, that the same shall not have been vacated, set aside or stayed within such 60-day period.
     Section 1.12 “Board of Governors” has the meaning set forth in Section 7.05(b) hereof.
     Section 1.13 “Board of Managers” has the meaning set forth in Section 4.01(a)(i) hereof.
     Section 1.14 “Capital Contribution” means, with respect to any Member, the amount of money and the fair market value of property contributed to the Company by such Member (or its predecessors in interest) at such time with respect to the Interests held by such Member; “Capital Contributions” means, with respect to any Member, the aggregate amount of money and the fair market value of property contributed to the Company by such Member (or its predecessors in interest) with respect to the Interests held by such Member.
     Section 1.15 “Certificate” means the Certificate of Formation as filed with the Secretary of State of the State of Delaware pursuant to the Act as set forth in the Recitals hereof, as it may be amended or restated from time to time.
     Section 1.16 “Closing” has the meaning set forth in Section 1.2(a) of the Purchase Agreement.
     Section 1.17 “Closing Date” has the meaning set forth in Section 1.2(a) of the Purchase Agreement.
     Section 1.18 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
     Section 1.19 “Common Interest” means the limited liability company membership interest represented by the Common Units owned by a Common Member in the Company at any particular time, including the right of such Common Member to any and all benefits to which a Common Member may be entitled as provided in the Act, this Agreement, or otherwise, together with the obligations of such Common Member to comply with all terms and provisions of this Agreement and the Act.

     Section 1.20 “Common Member” means each Person admitted to the Company as a Common Member whose name is set forth on Schedule I hereto as a Common Member with respect to Common Units held by such Person, and any other Person admitted as an additional or substitute Common Member, so long as such Person remains a Common Member.
     Section 1.21 “Common Units” has the meaning set forth in Section 3.04(a)(iii) hereof.
     Section 1.22 “Company” has the meaning specified in the introductory paragraph hereof.
     Section 1.23 “Company Business” has the meaning set forth in Section 2.05(a) hereof.
     Section 1.24 “Company Expenses” has the meaning set forth in Section 4.03(a) hereof.
     Section 1.25 “Comptroller General” has the meaning set forth in Section 7.05(b) hereof.
     Section 1.26 “Consent Holder” means, prior to the Preferred Transfer, AIG and, following the Preferred Transfer, the FRBNY Member.
     Section 1.27 “Consent Request Contact” has the meaning set forth in Section 4.01(f) hereof.
     Section 1.28 “Control,” “Controlled,” and “Controlling” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise; provided, however, that the parties hereto and the Company hereby agree as follows:
     (a) none of the FRBNY or any of its Affiliates (whether acting in its capacity as a Preferred Member or otherwise) shall at any time be deemed to Control (or have the right to obtain the Control of) the AIG Member, the Company or any of its Subsidiaries under this Agreement by virtue of any of the following: (i) the Credit Agreement (as of the date hereof), any related pledge and security arrangements or the exercise of any rights or the performance of any obligations thereunder, (ii) the AIG Credit Facility Trust Agreement, dated as of January 16, 2009, relating to the AIG Credit Facility Trust or the exercise of any rights or the performance of any obligations thereunder, (iii) the ownership by the AIG Credit Facility Trust, the U.S. Department of the Treasury or any other United States Governmental Entity (other than the FRBNY or any of its Affiliates) of any equity securities of AIG or any of its Affiliates (other than the Company) or the exercise of any voting or other rights attaching to any such equity securities and/or (iv) this Agreement or the Purchase Agreement or the exercise of any rights or the performance of any obligations hereunder or thereunder; and
     (b) notwithstanding clause (a) of this definition, the FRBNY or any of its Affiliates (which does not include, for the sake of clarity, the AIG Credit Facility Trust) shall be deemed to Control the AIG Member, the Company or any of its Subsidiaries under this Agreement at any time that the FRBNY or any of its Affiliates (which does not include, for the sake of clarity, the AIG Credit Facility Trust) (x) shall own, directly or indirectly, either (i) a majority of the outstanding Common Interests or (ii) securities of AIG representing a majority of the shares entitled to vote on matters generally presented for a vote of the stockholders of AIG or (y) shall have the right to elect or appoint a majority of the members of the board of directors or board of managers of AIG or the Company.
     Section 1.29 “Conversion Demand” has the meaning set forth in Section 11.14(b) hereof.
     Section 1.30 “Conversion Demanding Member” has the meaning set forth in Section 11.14(b) hereof.
     Section 1.31 “Credit Agreement” means the Credit Agreement dated September 22, 2008, between AIG and the FRBNY, as amended from time to time.
     Section 1.32 “Department” means, with respect to any regulated Subsidiary of the Company, any Governmental Entity which regulates and oversees, in any material respect, the business of such Subsidiary (including any branch thereof) in any of the jurisdictions in which such Subsidiary conducts its business.
     Section 1.33 “Drag-Along Buyer” has the meaning set forth in Section 8.05(a) hereof.
     Section 1.34 “Drag-Along Demand” has the meaning set forth in Section 8.05(a) hereof.
     Section 1.35 “Drag-Along Members” has the meaning set forth in Section 8.05(b) hereof.
     Section 1.36 “Drag-Along Notice” has the meaning set forth in Section 8.05(b) hereof.
     Section 1.37 “Drag-Along Sale” means any sale, merger, consolidation or other business combination consisting of a Transfer by the Preferred Members of all of the Interests or other issued and outstanding Equity Interests then held by the Preferred Members.
     Section 1.38 “Drag-Along Transfer” has the meaning set forth in Section 8.05(a) hereof.
     Section 1.39 “Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other entity.
     Section 1.40 “Equity Securities” has the meaning set forth in Section 3.02(a) hereof.
     Section 1.41 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder.
     Section 1.42 “First Amended LLC Agreement” has the meaning set forth in the Recitals.
     Section 1.43 “Fiscal Year” has the meaning set forth in Section 2.07 hereof.
     Section 1.44 “FRBNY” has the meaning set forth in the Recitals.

     Section 1.45 “FRBNY Member” means the FRBNY and any Permitted Transferee thereof.
     Section 1.46 “GAO” has the meaning set forth in Section 7.05(b) hereof.
     Section 1.47 “Global Coordinators” has the meaning set forth in Section 8.07 hereof.
     Section 1.48 “Governmental Entity” means any national, regional, local or foreign governmental, legislative, judicial, administrative or regulatory authority, agency, commission, body, court or entity.
     Section 1.49 “Helping Families Act” has the meaning set forth in Section 7.05(b) hereof.
     Section 1.50 “Indebtedness” means, without duplication, with respect to any Person, all liabilities, obligations and indebtedness for borrowed money of such Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property or services, excluding purchases of merchandise and services in the ordinary course of business consistent with past practice, but including (a) all obligations and liabilities of any Person secured by any lien on such Person’s property, even though such Person shall not have assumed or become liable for the payment thereof (except unperfected Permitted Liens incurred in the ordinary course of business and not in connection with the borrowing of money); (b) all obligations and liabilities of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under generally accepted accounting principles, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles; (c) all obligations and liabilities created or arising under any conditional sale or other title retention agreement with respect to property used or acquired by such Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; (d) all obligations and liabilities under guarantees by such Person of Indebtedness of another Person; (e) all obligations and liabilities of such Person in respect of letters of credit, bankers’ acceptances or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (f) all obligations of such Person evidenced by bonds, notes, debentures, or similar instruments; and (g) all obligations of such Person with respect to deposits or advances of any kind. Notwithstanding anything herein to the contrary, Indebtedness shall not include (i) any obligation of any Person to make any payment, hold funds or securities in trust or to segregate funds or securities for the benefit of one or more third parties (including any policyholder, pension fund or mutual fund shareholder or unitholder) pursuant to any insurance or reinsurance contract, annuity contract, variable annuity contract, unit-linked or mutual fund account or other similar agreement or instrument; or any pension fund or mutual fund contract; or any capital redemption contract or suretyship contract issued pursuant to its insurance business license in the ordinary course of business, (ii) any Indebtedness issued, assumed, guaranteed or otherwise incurred by any Insurance Subsidiary, for or on behalf of any separate account of such Insurance Subsidiary, in respect of which the recourse of the holder of such Indebtedness is limited to assets of such separate account and no other assets or property whatsoever of any ALICO Entity, (iii) any Indebtedness that is secured by a real property mortgage under which the recourse of the lender is limited to the relevant real property and no other assets or property whatsoever of any ALICO Entity other than recourse liability for customary “bad boy” acts, (iv) the obligations of any investment funds Controlled by ALICO that would be considered as liabilities of ALICO on the consolidated financial statements prepared in accordance with generally accepted accounting principles applicable to ALICO, but not, for the sake of clarity, in respect of indebtedness for borrowed money, (v) obligations under Swap Contracts, (vi) obligations under or arising out of any employee benefit plan, employment contract or other similar arrangement in existence as of the Closing Date, or (vii) obligations under any severance or termination of employment agreement or plan. For the avoidance of doubt, Indebtedness shall not include statutory liens incurred or advances or deposits or other security granted to any Governmental Entity in connection with a governmental authorization, registration, filing, license, permit or approval of the ordinary course of business consistent with past practice.
     Section 1.51 “Indemnified Party” has the meaning set forth in Section 4.04(b) hereof.
     Section 1.52 “Initial LLC Agreement” has the meaning set forth in the Recitals hereof.
     Section 1.53 “Initial Capital Contribution” has the meaning set forth in Section 3.01 hereof.
     Section 1.54 “Initial Period” means the 48-month period following the date of this Agreement.
     Section 1.55 “Initial Public Offering” means any initial underwritten sale of Securities of the Company (or its successor corporation), any Entity owning all or substantially all of the assets of ALICO and its Subsidiaries, taken as a whole, or any Entity formed solely for the purpose of owning all of the Interests, in each case, pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form) after which sale such Securities are listed or quoted on a national securities exchange or authorized to be quoted on an inter-dealer quotation system of a registered national securities association.
     Section 1.56 “Insurance Subsidiary” means ALICO and any of its Subsidiaries which are insurance companies. The Insurance Subsidiaries as of the date hereof are set forth on Schedule II.
     Section 1.57 “Interests” means the Senior Preferred Interests, the Junior Preferred Interests and the Common Interests.
     Section 1.58 “IPO Demand” has the meaning set forth in Section 8.04(a) hereof.
     Section 1.59 “IPO Demanding Member” has the meaning set forth in Section 8.04(a) hereof.
     Section 1.60 “Junior Initial Liquidation Preference” means $8 billion.

     Section 1.61 “Junior Liquidation Preference” means, as of any time, the Junior Initial Liquidation Preference plus the aggregate Junior Preferred Return earned thereon during all quarters ended prior to that time minus the amount of distributions received by the Junior Preferred Members (or their predecessors in interest) under Sections 5.02(b) (solely with respect to all quarters ended prior to the then current quarter), 5.02(c) and 5.02(e) hereof prior to that time.
     Section 1.62 “Junior Preferred Interest” means the limited liability company membership interest represented by the Junior Preferred Units owned by a Junior Preferred Member in the Company at any particular time, including the right of such Junior Preferred Member to any and all benefits to which such Junior Preferred Member may be entitled as provided in the Act, this Agreement, or otherwise, together with the obligations of such Junior Preferred Member to comply with all terms and provisions of this Agreement and the Act.
     Section 1.63 “Junior Preferred Member” means each Person admitted to the Company as a Member whose name is set forth on Schedule I hereto and who holds Junior Preferred Units, for so long as such Person holds Junior Preferred Units.
     Section 1.64 “Junior Preferred Payment” means the distribution to the Junior Preferred Members of the Junior Initial Liquidation Preference plus the Junior Preferred Return earned thereon in full.
     Section 1.65 “Junior Preferred Redemption” means the Junior Preferred Payment and the Participation Redemption.
     Section 1.66 “Junior Preferred Return” means a return of five percent (5%) per annum until September 22, 2013, and thereafter nine percent (9%) per annum, in each case, compounded quarterly on the average daily balances of the Junior Liquidation Preference.
     Section 1.67 “Junior Preferred Units” has the meaning set forth in Section 3.04(a)(ii) hereof.
     Section 1.68 “Junior Significant Action” has the meaning set forth in Section 4.01(d) hereof.
     Section 1.69 “Laws” means any federal, state, local or foreign law, statute or ordinance, or any rule, regulation, judgment, order, writ, injunction, ruling, decree or agency requirement of any Governmental Entity. For the sake of clarity, the term “Laws” includes without limitation: (i) any applicable anti-corruption laws relating to the offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any government official, (ii) any applicable laws or sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council or other relevant sanctions authority relating to dealings or transactions with any Person, in any country or territory, that at the time of the dealing or transaction is or was the subject of sanctions, (iii) any applicable anti-money laundering laws and regulations, and (iv) any applicable U.S. anti-boycott laws and regulations.
     Section 1.70 “Liquidator” has the meaning set forth in Section 9.03(b) hereof.

     Section 1.71 “Majority in Interest” means the affirmative vote of the Members of a particular class whose Unit Percentage represents more than fifty percent (50%) of the aggregate Unit Percentages of all Members of such particular class.
     Section 1.72 “Majority Junior Preferred Members” means, at any time, the Junior Preferred Member(s) (other than the FRBNY Member) that own Junior Preferred Units representing more than fifty percent (50%) of the then sum of the aggregate Junior Liquidation Preference plus the aggregate Senior Liquidation Preference.
     Section 1.73 “Majority Preferred Members” means, at any time, the Preferred Member(s) (other than the FRBNY Member) that own Preferred Units representing more than fifty percent (50%) of the then sum of the aggregate Junior Liquidation Preference plus the aggregate Senior Liquidation Preference.
     Section 1.74 “Manager” has the meaning set forth in Section 4.01(a)(i) hereof.
     Section 1.75 “Material Subsidiary” means any Subsidiary of the Company that would constitute a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act if the Company’s Securities were registered under the Exchange Act. As of the Closing Date, the Material Subsidiaries are set forth on Schedule III.
     Section 1.76 “Members” means, collectively, the Senior Preferred Members, the Junior Preferred Members and the Common Members.
     Section 1.77 “Net Proceeds” means, with respect to any Additional Equity Issuance or any Qualifying Event, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) all expenses and costs (including broker’s fees or commissions, legal fees, transfer and similar taxes and the Company’s good-faith estimate of income taxes paid or payable in connection with such Additional Equity Issuance or Qualifying Event) incurred or assumed in connection with such Additional Equity Issuance or Qualifying Event, (ii) amounts provided as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the asset subject to such Qualifying Event or under any indemnification obligations or purchase price adjustment associated with such Additional Equity Issuance or Qualifying Event; provided, however, that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds, (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset sold in such Qualifying Event and that is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset), (iv) the proceeds thereof required to be paid to employees pursuant to any employee benefit plan, employment contract or other similar arrangement in effect on the Closing Date, (v) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning an interest in the asset subject to such Qualifying Event; (vi) Regulatory Capital Needs (including proceeds received by the Company in connection with Section 3.02(c)), and (vii) any amount which (A) may not be distributed by any Insurance Subsidiary pursuant to any regulatory requirement, directive or order of any Governmental Entity, or which it would otherwise be illegal to distribute (whether as a dividend or otherwise), directly or indirectly to the Company or any of its Subsidiaries, and (B) the

Company, in consultation with the Members and appropriate rating agencies, reasonably determines the distribution of which would cause the Insurance Subsidiary’s ratings to be downgraded; provided further, that in both cases the Company agrees that it shall use all commercially reasonable efforts to obtain any rating agency, regulatory or other approvals or assurances as may be necessary to permit such distribution of Net Proceeds in compliance with applicable Law and without a credit rating downgrade.
     Section 1.78 “Nondisclosure Agreement” has the meaning set forth in Section 7.05(a) hereof.
     Section 1.79 “Observers” has the meaning set forth in Section 4.07 hereof.
     Section 1.80 “Participating Fair Market Value” means the amount of distributions that the Junior Preferred Members would receive solely pursuant to Section 5.03(d) in the event of a distribution to all the Members under Section 5.03, where the amount of such distributions to all Members is equal to: (i) following an Initial Public Offering, the Net Proceeds that the Company would receive (and that would be available for distribution to the Members) in connection with a Public Offering of one hundred percent (100%) of the equity securities in the Entity subject to the Initial Public Offering then held, directly or indirectly, by the Company, based on the average closing sales price of the equity securities in the Entity subject to the Initial Public Offering on the trading day immediately prior to the date of determination; and (ii) prior to an Initial Public Offering, the total amount that would be received by the Members in a sale of one hundred percent (100%) of the Equity Securities of the Company, as determined in accordance with Section 8.06.
     Section 1.81 “Participation Redemption” has the meaning set forth in Section 8.06 hereof.
     Section 1.82 “Permitted Liens” means (a) liens that secure debt that is reflected on the Financial Statements, as defined in the Purchase Agreement; (b) liens for taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings; (c) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen, repairmen and other liens imposed by Law for amounts not yet due; (d) liens incurred or deposits made to a Governmental Entity in connection with a governmental authorization, registration, filing, license, permit or approval; (e) liens incurred or deposits made in the ordinary course of the business of the Company, ALICO or any of their respective Subsidiaries in connection with workers’ compensation, unemployment insurance or other types of social security; (f) defects of title, easements, rights-of-way, covenants, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of business or which are shown by a current title report or other similar report or listing previously provided or made available to the FRBNY; (g) liens not created by the Company, ALICO or any of their respective Subsidiaries that affect the underlying fee interest of any leased real property; (h) liens incurred in the ordinary course of the business of the Company, ALICO or any of their respective Subsidiaries securing obligations or liabilities that are not individually or in the aggregate material to the relevant asset or property, respectively; (i) all licenses, agreements, settlements, consents, covenants not to assert and other arrangements entered into in the ordinary course of the business of the Company, ALICO or any of their respective

Subsidiaries; (j) zoning, building and other generally applicable land use restrictions; (k) liens that have been placed by a third party on the fee title of the real property constituting the leased real property or real property over which the Company, ALICO or any of their respective Subsidiaries have easement rights; (l) leases or similar agreements affecting the real property owned by the Company, ALICO or any of their respective Subsidiaries, provided that such leases and agreements have been provided or made available to the FRBNY; (m) liens or other restrictions on transfer imposed by applicable insurance Laws; (n) pledges or other collateral assignments of assets, including by means of a credit for reinsurance trust, to or for the benefit of cedents under reinsurance written by each of ALICO or any of its Subsidiaries that is an insurance company, for purposes of statutory accounting credit; (o) liens granted under securities lending and borrowing agreements, repurchase and reverse repurchase agreements and derivatives entered into in the ordinary course of the business of the Company, ALICO or any of their respective Subsidiaries; (p) clearing and settlement liens on securities and other investment properties incurred in the ordinary course of clearing and settlement transactions in such securities and other investment properties and the holding of legal title or other interests in securities or other investment properties by custodians or depositories in the ordinary course of the business of the Company, ALICO or any of their respective Subsidiaries; (q) agreements with any Governmental Entities or any public utilities or private suppliers of services, including subdivision agreements, development agreements and site control agreements (provided, however, that such agreements do not materially interfere with the ordinary conduct of business of the Company, ALICO or any of their respective Subsidiaries); (r) rights of the owners of any mineral rights (provided, however, that such rights do not materially interfere with the ordinary conduct of business of the Company, ALICO or any of their respective Subsidiaries); (s) reservations, limitations, appropriations, provisos and conditions in the original grants from the crown or the relevant Governmental Entity, native land claims and statutory exceptions to title; and (t) any liens between AIG and the FRBNY created by (1) the Guarantee and Pledge Agreement or (2) the Credit Agreement.
     Section 1.83 “Permitted Transferee” means, with respect to (i) the Common Members, (A) prior to the Junior Preferred Payment, (1) the FRBNY, AIG, any Common Member or any Person that is a Wholly-Owned Subsidiary of any Common Member (but only for so long as that Person remains a Wholly-Owned Subsidiary of the transferring Common Member as further provided in the agreement to be bound which shall be executed and delivered by such Permitted Transferee in accordance with Section 8.02 hereof) and (2) the FRBNY as pledgee under the Guarantee and Pledge Agreement dated as of September 22, 2008, as amended on the Closing Date; and (B) following the Junior Preferred Payment, any Affiliate thereof and (ii) the Preferred Members, (A) the U.S. Department of the Treasury or any other department or agency of the U.S. Government; (B) any Entity wholly-owned by such Preferred Member and/or one or more of its Permitted Transferees and established solely to hold the Preferred Interest on behalf of such Preferred Member and/or one or more of its Permitted Transferees; or (C) any trust or similar Entity established on behalf of such Preferred Member and/or one or more of its Permitted Transferees and solely to hold the Preferred Interest on behalf of such Preferred Member and/or one or more of its Permitted Transferees (but only for so long as that Person continues to satisfy the requirements of Sections 1.83(ii)(B) or (C) herein, as further provided in the agreement to be bound which shall be executed and delivered by such Permitted Transferee in accordance with Section 8.02 hereof).

     Section 1.84 “Person” means any individual or Entity and, where the context so permits, the legal representatives, successors in interest and permitted assigns of such Person.
     Section 1.85 “Preferred Interests” means the Senior Preferred Interest and the Junior Preferred Interest.
     Section 1.86 “Preferred Member” means each Person admitted to the Company as a Junior or Senior Preferred Member whose name is set forth on Schedule I hereto as a Junior or Senior Preferred Member with respect to Preferred Units held by such Person, and any other Person admitted as an additional or substitute Junior or Senior Preferred Member, so long as such Person remains a Junior or Senior Preferred Member.
     Section 1.87 “Preferred Participating Return” has the meaning set forth in Section 5.02(g) hereof.
     Section 1.88 “Preferred Transfer” has the meaning set forth in the Recitals.
     Section 1.89 “Preferred Units” has the meaning set forth in Section 3.04(a)(ii) hereof.
     Section 1.90 “Public Offering” means any public sale of Securities of the Company or any Material Subsidiary (i) in a primary sale in which the Company or such Material Subsidiary is the issuer of such Securities, including without limitation, an Initial Public Offering; or (ii) in a secondary sale in which the Company or any of its Subsidiaries is the selling stockholder.
     Section 1.91 “Purchase Agreement” has the meaning set forth in the Recitals hereof.
     Section 1.92 “Qualifying Event” means (i) any Public Offering, (ii) a liquidation or winding up of the Company or any Material Subsidiary or (iii) a Voluntary Sale; provided, however, that in no event shall any (A) Initial Public Offering, effected by virtue of the exercise by the IPO Demanding Member of the rights set forth in Section 8.04(a), or (B) Sale of the Company, effected by virtue of the exercise by the Sale Demanding Member of the rights set forth in Section 8.04(b), constitute a Qualifying Event.
     Section 1.93 “Redemption Notice” has the meaning set forth in Section 8.06 hereof.
     Section 1.94 “Regulations” means the Income Tax Regulations promulgated under the Code, as amended.
     Section 1.95 “Regulatory Capital Needs” means, with respect to any Insurance Subsidiary, the amounts required to satisfy any of its existing capital or liquidity needs arising under applicable Law or regulatory requirement, directive or order of any relevant Department.
     Section 1.96 “Sale Demanding Member” has the meaning set forth in Section 8.04(b) hereof.
     Section 1.97 “Sale of the Company” means (i) the sale, merger, consolidation, business combination or similar transaction or related series of transactions (other than an Initial Public Offering) involving the Company or any other Entity owning all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, as a result of which a Person or group of Persons (excluding any existing Members and their Permitted Transferees) own (directly or indirectly) fifty percent (50%) or more of the voting power of the Company (or such other Entity (or the surviving or resulting Entity thereof)) or (ii) the sale or transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions.
     Section 1.98 “Sale of the Company Demand” has the meaning set forth in Section 8.04(b) hereof.
     Section 1.99 “Securities” means equity securities of every kind and nature, including stock, warrants, options or options or agreements to acquire any of the foregoing, and other instruments representing equity in any Entity.
     Section 1.100 “Securities Act” means the Securities Act of 1933, as amended from time to time.
     Section 1.101 “Securities Lending Management” means any transaction undertaken to manage liquidity of ALICO and its Subsidiaries in connection with the existing and ongoing securities lending program up to the amounts disclosed to the FRBNY pursuant to the Purchase Agreement and in the ordinary course of business consistent with past practice or the unwinding of such securities lending program, provided, however, that all amounts owed by ALICO and its Subsidiaries under all securities lending facilities pursuant to such securities lending program do not exceed, in the aggregate and at any time, the aggregate amounts outstanding under all such securities lending facilities as of February 28, 2009.
     Section 1.102 “Selling Member” has the meaning set forth in Section 8.05(a) hereof.
     Section 1.103 “Senior Initial Liquidation Preference” means $1 billion.
     Section 1.104 “Senior Liquidation Preference” means, as of any time, the Senior Initial Liquidation Preference plus the aggregate Senior Preferred Return earned thereon during all quarters ended prior to that time minus the amount of distributions received by the Senior Preferred Members (or their predecessors in interest) under Section 5.02(a) hereof (solely with respect to all quarters ended prior to the then current quarter) and Section 5.02(d) hereof prior to that time.
     Section 1.105 “Senior Preferred Interest” means the limited liability company membership interest represented by the Senior Preferred Units owned by a Senior Preferred Member in the Company at any particular time, including the right of such Senior Preferred Member to any and all benefits to which such Senior Preferred Member may be entitled as provided in the Act, this Agreement, or otherwise, together with the obligations of such Senior Preferred Member to comply with all terms and provisions of this Agreement and the Act.
     Section 1.106 “Senior Preferred Member” means each Person admitted to the Company as a Member whose name is set forth on Schedule I hereto and who holds Senior Preferred Units, for so long as such Person holds Senior Preferred Units.

     Section 1.107 “Senior Preferred Redemption” means the distribution to the Senior Preferred Members of the Senior Initial Liquidation Preference plus the Senior Preferred Return earned thereon in full.
     Section 1.108 “Senior Preferred Return” means a return of five percent (5%) per annum until September 22, 2013, and thereafter nine percent (9%) per annum, in each case, compounded quarterly on the average daily balances of the Senior Liquidation Preference.
     Section 1.109 “Senior Preferred Units” has the meaning set forth in Section 3.04(a)(i) hereof.
     Section 1.110 “Senior Significant Action” has the meaning set forth in Section 4.01(e) hereof.
     Section 1.111 “Significant Action Request Notice” has the meaning set forth in Section 4.01(f) hereof.
     Section 1.112 “Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns more than fifty percent (50%) of the ownership interest (determined by equity or economic interests) in, or the right to appoint a majority of the board of managers or similar governing body of, such other Person; provided, however, that for the sake of clarity, the AIG Credit Facility Trust shall not be a Subsidiary of the FRBNY.
     Section 1.113 “Substituted Member” has the meaning set forth in Section 8.02 hereof.
     Section 1.114 “Swap Contracts” shall have the meaning provided for such term in the Credit Agreement.
     Section 1.115 “Third Party” means a prospective purchaser (other than a Permitted Transferee of the prospective selling Member) of Equity Securities in a bona fide arm’s-length transaction.
     Section 1.116 “Trading Value” means the average closing sales price, rounded to four decimal points, of the Equity Securities of the Entity subject to the Initial Public Offering on the primary securities exchange upon which such Securities are traded for the period of the ten consecutive trading days ending on the second full trading day prior to the determination date.
     Section 1.117 “Transaction Documents” has the meaning set forth in Section 6.6(kk) of the Purchase Agreement.
     Section 1.118 “Transfer” means, with respect to any Interests, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer any such Interests or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of any such Interests or any participation or interest therein or any agreement or commitment to do any of the foregoing.

     Section 1.119 “UCC” has the meaning set forth in Section 3.05(c) hereof.
     Section 1.120 “Unit Certificates” has the meaning set forth in Section 3.05(a) hereof.
     Section 1.121 “Unit Percentage” means, with respect to each class of Members, a fraction, the numerator of which is the aggregate number of Units of such class held by a Member, and the denominator of which is the aggregate number of all Units of such class of Units then issued and outstanding.
     Section 1.122 “Units” means, collectively, the Senior Preferred Units, the Junior Preferred Units and the Common Units.
     Section 1.123 “U.S. Department of the Treasury” has the meaning set forth in the Recitals.
     Section 1.124 “Voluntary Sale” means any (i) sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of assets (including equity interest in any Subsidiary) of the Company or any Subsidiary resulting in Net Proceeds to the Company or such Subsidiary of more than $15 million or (ii) any sale, merger, consolidation or other business combination consisting of a Transfer of any Securities of the Company or any Material Subsidiary, in the case of clauses (i) and (ii) above, other than in each case any (A) Initial Public Offering effected by virtue of the exercise by the IPO Demanding Member of the rights set forth in Section 8.04(a) or (B) Sale of the Company effected by virtue of the exercise by the Sale Demanding Member of the rights set forth in Section 8.04(b); provided, however, that none of the following shall be deemed a Voluntary Sale: (U) any transaction between ALICO and any of its Subsidiaries or between any Subsidiaries of ALICO, (V) the managing of investment assets by the Insurance Subsidiaries in the ordinary course of business consistent with past practices, (W) the Insurance Subsidiaries effecting treasury and cash management functions conducted in the ordinary course of business consistent with past practices, (X) Securities Lending Management, (Y) reinsurance or co-insurance arrangements entered into in the ordinary course of business consistent with past practices, and (Z) the creation of any Lien (as defined in the Credit Agreement), permitted under Section 6.01 of the Credit Agreement.
     Section 1.125 “Wholly-Owned Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least ninety-five percent (95%) of both the ownership interest (determined by equity or economic interests) in, and the voting control of, such other Person.
ARTICLE II
ORGANIZATION
     Section 2.01 Formation of Company. The Company has previously been formed pursuant to the Act. The First Amended LLC Agreement is hereby amended and restated in its entirety, and the Company is hereby continued. The rights and liabilities of the Members shall be as provided for in the Act if not otherwise expressly provided for in this Agreement.

     Section 2.02 Name. The name of the Company is “ALICO Holdings LLC.” The Company Business shall be conducted under such name or under such other names as the Board of Managers may deem appropriate in compliance with applicable Law.
     Section 2.03 Office; Agent for Service of Process. The address of the Company’s registered office in Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name and address of the registered agent in Delaware for service of process are Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The Board of Managers may change the registered office and the registered agent of the Company from time to time. The Company shall maintain a principal place of business and office(s) at such place or places in the United States as the Board of Managers may from time to time designate.
     Section 2.04 Term. The Company commenced on the date of the filing of the Certificate, and the term of the Company shall continue until the dissolution of the Company in accordance with the provisions of Article IX hereof or as otherwise provided by applicable Law.
     Section 2.05 Purpose and Scope.
          (a) The sole and exclusive purpose and business of the Company (the “Company Business”) is to directly or indirectly hold, exercise rights with respect to and dispose of its investments in (i) ALICO and (ii) any other Entities created in connection with the transactions contemplated or actions permitted under this Agreement.
          (b) The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the Company Business and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Board of Managers pursuant to this Agreement, including pursuant to Section 2.06 hereof.
     Section 2.06 Authorized Acts. In furtherance of the Company Business only, but subject to all other provisions of this Agreement including, but not limited to, Sections 4.01(d) and 4.01(e), the Board of Managers, on behalf of the Company, is hereby authorized and empowered:
          (a) To do any and all things and perform any and all acts necessary or incidental to the Company Business;
          (b) To enter into, and take any action under, any contract, agreement or other instrument as the Board of Managers shall determine to be necessary or desirable to further the objects and purposes of the Company, including without limitation contracts or agreements with any Member or prospective Member;
          (c) To open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, money market fund and similar accounts;

          (d) To incur expenses and other obligations on behalf of the Company in accordance with this Agreement;
          (e) To bring and defend actions and proceedings at law or in equity and before any governmental, administrative or other regulatory agency, body or commission;
          (f) To prepare and file all necessary returns and statements, pay all taxes, assessments and other impositions applicable to the assets of the Company, and withhold amounts with respect thereto from funds otherwise distributable to any Member;
          (g) To determine the accounting methods and conventions to be used in the preparation of any accounting or financial records of the Company; and
          (h) To act for and on behalf of the Company in all matters that the Board of Managers determine to be necessary, convenient or incidental to the conduct of the Company Business.
     Section 2.07 Fiscal Year. The fiscal year (the “Fiscal Year”) of the Company shall end on December 31st of each calendar year unless, for federal income tax purposes, another Fiscal Year is required. The Company shall have the same Fiscal Year for United States federal income tax purposes and for accounting purposes.
ARTICLE III
CONTRIBUTIONS
     Section 3.01 Initial Capital Contribution. The Members have made or caused to be made an initial Capital Contribution (the “Initial Capital Contribution”), as reflected on Schedule I hereto. The Board of Managers shall cause Schedule I to be updated from time to time as necessary to accurately reflect the information required to be included therein by virtue of any developments after the date hereof. Any revision to Schedule I made in accordance with this Section 3.01 shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule I shall be deemed to be a reference to Schedule I as revised and in effect from time to time.
     Section 3.02 Additional Capital Contributions; Additional Members.
          (a) No Member shall be required to make any additional Capital Contributions to the Company, except as provided in Section 3.02(c). In addition, no Member shall be permitted to make any additional Capital Contributions to the Company without the prior written consent of the Board of Managers. The Board of Managers, subject to Sections 4.01(d) and 4.01(e) hereof, shall have the authority to issue Units or other equity securities of the Company, including any security or instrument convertible into (or exchangeable or exercisable for) equity securities of the Company (collectively, “Equity Securities”) in such amounts and at a purchase price per Unit or other Equity Security as reasonably determined by the Board of Managers. For the avoidance of doubt, Units or other Equity Securities shall be issued to a Member pursuant to this Section 3.02(a) on the same date in which such Member makes a Capital Contribution to the Company.

          (b) Subject to Sections 4.01(d) and 4.01(e), in the event that the Board of Managers determines to issue additional Equity Securities of the Company for a cash contribution, the Board of Managers may seek new members (each, an “Additional Member”) to provide such cash contribution or any portion thereof, and one or more Additional Members may be admitted into the Company at any time with the written consent of the Board of Managers. The Net Proceeds to the Company from any such issuance of additional Equity Securities, other than pursuant to Section 3.02(c) (each, an “Additional Equity Issuance”), shall be distributed to the Members pursuant to Section 5.02.
          (c) The AIG Member hereby agrees that, at any time and from time to time prior to an Initial Public Offering, if sufficient funds are not available from the proceeds of any Additional Equity Issuance or from ALICO or its Subsidiaries to allow the Company or any of its Insurance Subsidiaries to satisfy or comply with any Regulatory Capital Needs, then the AIG Member will provide (or cause to be provided) an amount equal to such deficiency to the Company, in the form of additional Capital Contributions, for contribution by the Company to the relevant Insurance Subsidiary. With respect to each new Capital Contribution made, or caused to be made, by the AIG Member pursuant to this Section 3.02(c), the AIG Member or its designee, as applicable, will receive additional Common Units at a per Common Unit purchase price equal to the per Common Unit value at the closing of the Initial Capital Contribution, and to the extent not previously admitted, any such designee shall be admitted into the Company pursuant to Section 8.02.
     Section 3.03 Interest Payments. No interest shall be paid to any Member on any Capital Contributions (without limiting in any respect the accrual of the Junior Preferred Return or the Senior Preferred Return on the Junior Liquidation Preference or the Senior Liquidation Preference, respectively, as further set forth herein). All Capital Contributions (other than the Initial Capital Contribution) shall be denominated and payable in U.S. dollars.
     Section 3.04 Ownership and Issuance of Units.
          (a) (i) The Company has issued senior preferred units (“Senior Preferred Units”) in respect of the Senior Preferred Interest. Each Senior Preferred Member owns that number of Senior Preferred Units as appears next to its name on Schedule I hereto.
               (ii) The Company has issued junior preferred units (“Junior Preferred Units” and, together with the Senior Preferred Units, the “Preferred Units”) in respect of the Junior Preferred Interest. Each Junior Preferred Member owns that number of Junior Preferred Units as appears next to its name on Schedule I hereto.
               (iii) The Company has issued common units (“Common Units”) in respect of the Common Interest. Each Common Member owns that number of Common Units as appears next to its name on the Schedule I hereto.
     (b) Subject to Sections 4.01(d) and 4.01(e) hereof, the Board of Managers may issue an unlimited number of Preferred Units and Common Units.

     Section 3.05 Unit Certificates.
          (a) The Board of Managers shall issue certificates for Units of the Company to each Member (unless such Member waives the certification requirement) and such certificates shall be in such form as approved by the Board of Managers (the “Unit Certificates”). The Unit Certificates shall be signed by one or more of the Managers. Any and all signatures on the Unit Certificates may be a facsimile and may be sealed with the seal of the Company or a facsimile thereof. If any Manager, officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a Unit Certificate has ceased to be such Manager, officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Company with the same effect as if he were such Manager, officer, transfer agent, or registrar at the date of issue. The Unit Certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the Member’s name and the number and type of Units.
          (b) The Managers may direct a new Unit Certificate or Certificates to be issued in place of a Unit Certificate or Certificates theretofore issued by the Company and alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the Unit Certificate or Certificates representing Units to be lost, stolen, or destroyed. When authorizing such issue of a new Unit Certificate or Certificates the Managers may, in their discretion and as a condition precedent to the issuance thereof, require the applicable Member and holder of such lost, stolen, or destroyed Unit Certificate or Certificates, or its legal representative, to advertise the same in such manner as it shall require or to give the Company a bond with a surety or sureties satisfactory to the Company in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Company in respect of the Unit Certificate or Certificates alleged to have been lost, stolen, or destroyed.
          (c) Each Unit shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8 102(a)(15) thereof) as in effect from time to time in the State of Delaware (the “UCC”) and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the UCC, such provision of Article 8 of the UCC shall be controlling.
          (d) The Unit Certificates will bear the following legend:
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE GOVERNED BY THE LIMITED LIABILITY COMPANY AGREEMENT OF ALICO HOLDINGS LLC IN EFFECT FROM TIME TO TIME, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED,

SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH AGREEMENT AND SUCH ACT OR SUCH LAWS.”
          (e) The Unit Certificates representing Senior Preferred Units will have the following legend (in addition to the legend set forth in Section 3.05(d)).
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE RIGHTS THEREUNDER ARE GOVERNED BY THE LIMITED LIABILITY COMPANY AGREEMENT OF ALICO HOLDINGS LLC IN EFFECT FROM TIME TO TIME AND SHALL TERMINATE UPON THE SENIOR PREFERRED REDEMPTION (AS DEFINED THEREIN).”
          (f) The Unit Certificates representing Junior Preferred Units will have the following legend (in addition to the legend set forth in Section 3.05(d)).
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE RIGHTS THEREUNDER ARE GOVERNED BY THE LIMITED LIABILITY COMPANY AGREEMENT OF ALICO HOLDINGS LLC IN EFFECT FROM TIME TO TIME AND SHALL TERMINATE UPON THE JUNIOR PREFERRED REDEMPTION (AS DEFINED THEREIN).”
     Section 3.06 Termination of Units.
          (a) Upon the Senior Preferred Redemption, the Senior Preferred Units shall automatically terminate without any further action necessary on behalf of the Company or the Senior Preferred Members and the Senior Preferred Members shall return the Senior Preferred Unit Certificates to the Company for cancellation. Effective upon the Senior Preferred Redemption, the Senior Preferred Units shall have no rights as a Member, economic or otherwise, under this Agreement including, without limitation, any right to distributions under Sections 5.02, 5.03 and 9.03(c) or otherwise.
          (b) Upon the Junior Preferred Redemption, the Junior Preferred Units shall automatically terminate without any further action necessary on behalf of the Company or the Junior Preferred Members and the Junior Preferred Members shall return the Junior Preferred Unit Certificates to the Company for cancellation. Effective upon the Junior Preferred Redemption, the Junior Preferred Units shall have no rights as a Member, economic or otherwise, under this Agreement including, without limitation, any right to distributions under Sections 5.02, 5.03 and 9.03(c) or otherwise.
     Section 3.07 Voting Rights. Except as otherwise provided in the Act, in Section 4.01(d), Section 4.01(e) or as otherwise provided herein, Preferred Members shall not be entitled to any vote or consent right in respect of their Preferred Units with respect to any matters of the Company. All Common Members shall be entitled to one vote for each Common Unit held by such Common Member.
     Section 3.08 Withdrawals. Except as explicitly provided elsewhere herein, no Member shall have any right (a) to withdraw as a Member from the Company, (b) to withdraw from the Company all or any part of such Member’s Capital Contributions, (c) to receive any property or cash in return for such Member’s Capital Contributions or in respect of distributions to the Preferred Members in accordance with Article V or (d) to receive any distribution from the Company, except in accordance with Article V and Article IX hereof.
     Section 3.09 Liability of the Members Generally. Except as explicitly provided elsewhere herein or in the Act, no Member shall be liable for any debts, liabilities, contracts or obligations of the Company whatsoever. Without in any way limiting Section 4.01(a)(viii), no Member shall have any fiduciary duty to the Company or any other Member. Each of the Members acknowledges that its Capital Contributions are subject to the claims of any and all creditors of the Company to the extent provided by the Act and other applicable Law.
ARTICLE IV
MANAGEMENT
     Section 4.01 Management and Control of the Company.
          (a) (i) The Members have established the Company as a “managers-managed” limited liability company and have agreed to designate a board of managers (the “Board of Managers”) of three Persons to manage the Company and its business and affairs. Each of the Persons appointed to the Board of Managers is referred to herein as a “Manager.” The Managers shall be designated solely by a Majority in Interest of the Common Members. Any Manager may be removed, at any time, by a Majority in Interest of the Common Members, in their sole discretion.
               (ii) The Board of Managers shall be comprised of the individuals set forth on Schedule IV attached hereto. The Board of Managers shall cause Schedule IV to be updated from time to time as necessary to reflect any removal and/or the filling of any vacancy. Any revision to Schedule IV made in accordance with this Section 4.01(a)(ii) shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule IV shall be deemed to be a reference to Schedule IV as revised and in effect from time to time.
               (iii) The Board of Managers shall have the exclusive right to manage and control the Company, subject to the Act and any provisions herein requiring the approval of certain Members including Sections 4.01(d), 4.01(e) and 8.04 hereof. Except as otherwise specifically provided herein, the Board of Managers shall have the right to perform all actions necessary, convenient or incidental to the accomplishment of the purposes and authorized acts of the Company, as specified in Sections 2.05 and 2.06 hereof, and each Manager shall possess and may enjoy and exercise all of the rights and powers of a “manager” as provided in and under the Act; and each Manager shall be a “manager” for purposes of the Act; provided, however, that no individual Manager shall have the authority to act for or bind the Company without the requisite consent of the Board of Managers.
               (iv) Unless expressly provided to the contrary in this Agreement, any action, consent, approval, election, decision or determination to be made by the Board of Managers under or in connection with this Agreement (including any act by the Board of Managers within its “discretion” under this Agreement and the execution and delivery of any documents or agreements on behalf of the Company), shall be in the sole and absolute discretion of the Board of Managers.
               (v) Meetings of the Board of Managers shall be held not less than quarterly. All quarterly and other meetings of the Board of Managers shall be held in the continental United States or telephonically. All quarterly and other meetings of the Board of Managers shall be held when called by any Manager, upon not less than five business days’ advance written notice to the other Managers and the Observers. Attendance at any meeting of the Board of Managers shall constitute waiver of notice of such meeting. Additionally, a waiver of such notice in writing signed by any Manager or Observer entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The quorum for a meeting of the Board of Managers shall be a majority of the Managers. Managers may participate in any meeting of the Board of Managers by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. All action taken by the Board of Managers shall be by a vote of a simple majority of the Managers present at a meeting thereof in person or by telephone. Except as expressly provided in this Section 4.01(a), the Board of Managers shall conduct its business in such manner and by such procedures as a majority of its members deem appropriate.
               (vi) The Board of Managers may also take action without any meeting of the Managers by written consent of a simple majority of the Managers setting forth the action to be approved.
               (vii) The Board of Managers may create and maintain customary committees, including an executive committee, an audit committee and a compensation committee.
               (viii) To the fullest extent permitted by applicable Law, including, without limitation, Section 18-1101(c) of the Act, and notwithstanding any provision at law or in equity to the contrary, in conducting the affairs of the Company, the Managers and the Board of Managers shall take into account the interests of (and shall owe fiduciary duties, including the duties of care, loyalty, candor and good faith, to) the Company and shall not owe any fiduciary duties to the Members directly, to creditors or to any other constituency, provided, however, that actions pursuant to each of Sections 5.04, 5.06(a), 8.04 and 8.05 hereof shall be excluded from this Section 4.01(a)(viii).
          (b) Except as provided in Sections 4.01(d), 4.01(e), 8.04 or 8.05 hereof, no Member, in its capacity as such, shall participate in or have any say or control whatsoever over the Company Business. Each such Member hereby consents to the exercise by the Board of Managers of the powers conferred upon the Board of Managers by this Agreement. Except as provided in Sections 4.01(d), 4.01(e), 8.04 or 8.05 hereof, the Members, in their capacities as such, shall not participate in the management, direction or operation of the activities or affairs of the Company and shall not have any authority or right, in their capacities as Members of the Company, to act for or bind the Company.
          (c) The Board of Managers is authorized to appoint any person as an officer of the Company who shall have such powers, subject to Sections 4.01(d) and 4.01(e) and perform such duties incident to such person’s office as may from time to time be conferred upon or assigned to it by the Board of Managers and assign in writing titles (including, without limitation, President, Vice President, Secretary and Treasurer) to any such person. Any appointment pursuant to this Section 4.01(c) may be revoked at any time by the Board of Managers. In addition, the Board of Managers is authorized to employ, engage and dismiss, on behalf of the Company, any Person, including an Affiliate of any Member, to perform services for, or furnish goods to, the Company. Unless the Board of Managers states otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. The initial officers of the Company shall be as follows:

Name	Title

David Herzog	President
Brian Schreiber	Treasurer
Alain Karaoglan	Secretary
(d) Notwithstanding Section 4.01(a) hereof, for so long as the Consent Holder shall own any Junior Preferred Units (other than with respect to Sections 4.01(d)(i), 4.01(d)(ii) and 4.01(d)(ix), which shall be applicable as long as the Preferred Members own any Junior Preferred Interests) and until the Junior Preferred Payment shall have occurred, the Company shall not, and shall not permit any of the Material Subsidiaries and/or Subsidiaries (as specified below) to, take any Junior Significant Action without obtaining the prior written consent of the Consent Holder (after the Closing, in accordance with Section 4.01(f) hereof), or with respect to Sections 4.01(d)(i), 4.01(d)(ii) and 4.01(d)(ix), a Majority in Interest of the Junior Preferred Members; provided, however, that nothing in this Section 4.01(d) will prohibit the Company or any Subsidiary (i) from taking any of the actions set forth on Schedule V; (ii) from complying with any (A) applicable Law or (B) regulatory requirement, directive or order of any relevant Department; or (iii) from taking any Junior Significant Action if, as a result thereof, the entire Junior Liquidation Preference will be distributed to the holders of the Junior Preferred Units. “Junior Significant Action” means any of the following:
               (i) any amendment or waiver of any provisions of the Certificate, this Agreement, or other similar organizational or constitutive documents of the Company or any of the Material Subsidiaries (in each case, whether by merger or otherwise) in a manner that adversely affects, in any material respect, any right of the Junior Preferred Interests;
               (ii) any authorization or issuance (A) by the Company of any Preferred Units or other Equity Securities, in each case with rights to distributions or on liquidation that are in either case pari passu with or senior to the Preferred Units or (B) of any Securities of any Material Subsidiary that are senior in priority (whether with respect to distributions or on liquidation) to the common or ordinary equity Securities of such Entity (or any Securities of any such Material Subsidiary that are convertible into or exercisable or exchangeable for any such senior or priority Securities);
               (iii) any merger involving the Company or any sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries, in one or a series of related transactions, (whether by merger, consolidation or other business combination);
               (iv) any recapitalization, reorganization, reclassification, spin-off or combination of any Equity Securities or the Securities of any Material Subsidiary;
               (v) any sale, transfer, pledge or other disposition (whether by merger, purchase of stock or assets or otherwise), in one or a series of related transactions, of any assets, business or operations (A) representing ten percent (10%) or more of the consolidated assets of the Company and its Subsidiaries determined as of the date of such sale, transfer, pledge or disposition or (B) generating ten percent (10%) or more of the consolidated revenues of the Company and its Subsidiaries determined as of the date of such sale, transfer, pledge or disposition; provided, however, that the foregoing shall not apply to (V) Securities Lending Management, (W) any transaction among ALICO and any of its Subsidiaries or among any Subsidiaries of ALICO, (X) the managing of investment assets and the effecting of treasury and cash management functions by the Insurance Subsidiaries, in each case, conducted in the ordinary course of business consistent with past practices, (Y) reinsurance or co-insurance arrangements entered into in the ordinary course of business consistent with past practices, and (Z) the creation of any Lien (as defined in the Credit Agreement) permitted under Section 6.01 of the Credit Agreement;
               (vi) any acquisition of assets by the Company or any of its Subsidiaries (whether by merger, purchase of stock or assets or otherwise), in one or a series of related transactions, (A) with an aggregate purchase price equal or greater than ten percent (10%) of the consolidated assets of the Company and its Subsidiaries as of the date of such acquisition or (B) generating ten percent (10%) or more of the consolidated revenues of the Company and its Subsidiaries as of the date of such acquisitions; provided, however, that the foregoing shall not apply to (V) Securities Lending Management, (W) any transaction among ALICO and any of its Subsidiaries or among any Subsidiaries of ALICO, (X) the managing of investment assets in the ordinary course of business and the effecting of treasury and cash management functions by the Insurance Subsidiaries, in each case, conducted in the ordinary course of business consistent with past practices, and (Y) reinsurance or co-insurance arrangements entered into in the ordinary course of business consistent with past practices;
               (vii) any (A) Public Offering or (B) sale of Securities of the Company, any Entity owning all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or any Entity formed solely for the purpose of owning all the Interests, or any of their respective Material Subsidiaries other than, in the case of clause (B), any sale or issuance of Common Units to the AIG Member pursuant to Section 3.02(a) or (c);
               (viii) the declaration or payment of dividends or making of distributions on or in respect of any Securities (A) by the Company, including any distributions pursuant to Article V hereof (other than distributions pursuant to Section 5.06 or distributions to the

Preferred Members with respect to their Preferred Units) or (B) by any Subsidiary, other than on a pro rata basis to the equity owners thereof;
               (ix) the redemption or repurchase of (A) any of the Company’s outstanding Equity Securities which have rights to distributions which are junior to the rights of the Junior Preferred Units or (B) any Securities of any Material Subsidiary that are owned by any Person, other than ALICO or any Wholly Owned Subsidiary of ALICO;
               (x) entering into or modifying any contract or other transaction or arrangement with any Member or other Affiliate of the Company which is an Entity which requires the payment to or from such Member or other Affiliate of the Company in excess of $10 million per annum excluding any transaction permitted under Section 4.01(d)(xiii)(Y), provided, however, that the foregoing shall not apply to (i) any such action taken in ordinary course of business consistent with past practice and on arm’s-length terms, or (ii) any transaction between ALICO and any of its Subsidiaries or between any Subsidiaries of ALICO;
               (xi) undertaking a voluntary liquidation or dissolution of the Company, filing for or consenting to the filing of Bankruptcy, or taking any other legal action evidencing insolvency with respect to the Company, or causing or permitting any of the Material Subsidiaries to do any of the foregoing;
               (xii) entering into any agreement, indenture or other instrument which contains provisions that would restrict (A) the Company’s ability to declare, pay or make dividends or distributions to the Junior Preferred Members with respect to their Junior Preferred Units or (B) any Material Subsidiary’s ability to declare, pay or make dividends or distributions with respect to any of its Securities, other than agreements or undertakings that may be entered into by any Insurance Subsidiary in the ordinary course of business or as required by any Law, regulation, directive or order applicable to any such Insurance Subsidiary, and provided, however, that, solely in the case of (B), the foregoing shall not apply to any agreement, indenture or other instrument entered into in connection with a transaction that is permitted pursuant to Section 4.01(d)(xiii) hereof; or
               (xiii) (A) incurring or suffering to exist any Indebtedness at or by the Company, or (B) incurring any consolidated Indebtedness of the Company by its Subsidiaries having an outstanding principal amount in excess of $500,000,000 in the aggregate for all such Subsidiaries of the Company or guaranteeing any such Indebtedness, provided, however, that (U) any refinancing (including any extension, renewal or exchange) of existing Indebtedness shall be permitted, so long as the principal amount of the existing Indebtedness being refinanced is equal to or more than the amount of any such new Indebtedness being incurred without regard to any unpaid accrued interest and premium thereon plus other reasonable fees incurred in connection with such refinancing, (V) borrowing by ALICO or any of its Subsidiaries under currently available lines of credit shall be permitted, (W) intercompany loans, guarantees or advances made by ALICO to any of its Subsidiaries or made by any of its Subsidiaries to ALICO or any other ALICO Subsidiary shall be permitted, (X) Securities Lending Management shall be permitted, (Y) Indebtedness incurred in connection with the transfer to ALICO or any of its Subsidiaries of pension obligations relating to any employee of any such Entity or its Subsidiaries in an aggregate amount not to exceed $80,000,000 shall be permitted, and (Z) other

Indebtedness incurred or assumed in connection with any transactions permitted pursuant to Section 4.01(d)(v)(X) or (Y) or any of Sections 4.01(d)(vi)(A), (B), (X) or (Y) shall be permitted.
     Each of the Members and the Company hereby agrees and acknowledges that the provisions set forth in this Section 4.01(d) are necessary and appropriate to protect the rights and preferences attached to the Junior Preferred Interests.
          (e) Notwithstanding Section 4.01(a) hereof, until the Senior Preferred Redemption shall have occurred, the Company shall not, and shall not permit any of the Material Subsidiaries and/or Subsidiaries (as specified below) to, take any Senior Significant Action without obtaining the prior written consent of a Majority in Interest of the Senior Preferred Members (after the Closing, in accordance with Section 4.01(f) hereof); provided, however, that nothing in this Section 4.01(e) will prohibit the Company or any Subsidiary (i) from taking any of the actions set forth on Schedule V; (ii) from complying with any applicable Law or regulatory requirement, directive or order of any relevant Department; or (iii) from taking any Senior Significant Action if, as a result thereof, the entire Senior Liquidation Preference will be distributed to the holders of the Senior Preferred Units. “Senior Significant Action” means any of the following:
               (i) any amendment or waiver of any provisions of the Certificate, this Agreement, or other similar organizational or constitutive documents of the Company or any of the Material Subsidiaries (in each case, whether by merger or otherwise) in a manner that adversely affects, in any material respect, any right of the Senior Preferred Interests;
               (ii) any authorization or issuance (A) by the Company of any Preferred Units or other Equity Securities, in each case with rights to distributions or on liquidation that are in either case pari passu with or senior to the Preferred Units or (B) of any Securities of any Material Subsidiary that are senior in priority (whether with respect to distributions or on liquidation) to the common or ordinary equity Securities of such Entity (or any Securities of any such Material Subsidiary that are convertible into or exercisable or exchangeable for any such senior or priority Securities); and
               (iii) the redemption or repurchase of (A) any of the Company’s outstanding Equity Securities which have rights to distributions which are junior to the rights of the Senior Preferred Units or (B) any Securities of any Material Subsidiary that are owned by any Person, other than ALICO or any Wholly Owned Subsidiary of ALICO.
     Each of the Members and the Company hereby agrees and acknowledges that the provisions set forth in this Section 4.01(e) are necessary and appropriate to protect the rights and preferences attached to the Senior Preferred Interests.
          (f) After the Closing and for as long as the FRBNY Member holds any of the Junior Preferred Interests or any of the Senior Preferred Interests, as applicable, and in the event the Company is required to obtain the written consent of the FRBNY Member with respect to any proposed Junior Significant Action or Senior Significant Action pursuant to Section 4.01(d) or Section 4.01(e), respectively, hereof, the Company shall deliver to the FRBNY Member, as set forth in Section 10.01 or any other individual as may be specified by the FRBNY Member as replacing him or her (either such individual set forth in Section 10.01 hereof or any subsequent replacement thereof, the “Consent Request Contact”) a written request for consent (a “Significant Action Request Notice”), setting forth sufficient detail regarding the facts and circumstances of such proposed Junior Significant Action or Senior Significant Action (including all financial and background information) to enable the FRBNY Member to make a reasonably informed decision with respect to such request for consent. The FRBNY Member shall only have been deemed to have provided its written consent to any Junior Significant Action or Senior Significant Action for purposes of Section 4.01(d) or Section 4.01(e), respectively, hereof if the Consent Request Contact has delivered to the Company a copy of the Significant Action Request Notice with respect to such Junior Significant Action or Senior Significant Action which has been countersigned by the Consent Request Contact on behalf of the FRBNY Member. The FRBNY Member agrees to use reasonable efforts to cause a decision as to whether or not to grant its consent to any proposed Junior Significant Action or Senior Significant Action to be made within 30 calendar days after delivery of a conforming Significant Action Request Notice with respect thereto to the Consent Request Contact, but the failure to act within such time period shall not in any way affect the FRBNY Member’s rights under Section 4.01(d) or Section 4.01(e) or any party’s other rights or obligations under this Agreement. The parties hereto agree that any consent granted with respect to any Junior Significant Action or Senior Significant Action in accordance with this Section 4.01(f) shall be deemed to have been provided for all other purposes for which the consent of the FRBNY Member may be required with respect to such Junior Significant Action or Senior Significant Action under this Agreement or the Credit Agreement. Except as expressly set forth in this Agreement or any other Transaction Document, the rights and obligations of the parties hereto and thereto shall be without prejudice to the rights and obligations of the FRBNY and AIG under the Credit Agreement.
     Section 4.02 Actions by the Board of Managers. Except as may be expressly limited by the provisions of this Agreement, including, without limitation, Sections 4.01(a)(iii), 4.01(a)(vi), 4.01(a)(vii), 4.01(d) and 4.01(e) hereof, each Manager is specifically authorized to execute, sign, seal and deliver in the name and on behalf of the Company any and all agreements, certificates, instruments or other documents requisite to carrying out the intentions and purposes of this Agreement and matters approved by the Board of Managers with respect to the Company.
     Section 4.03 Expenses. The AIG Member shall pay for any and all expenses, costs and liabilities incurred by the Company in the conduct of the Company Business in accordance with the provisions hereof (collectively, “Company Expenses”), including by way of example and not limitation:
          (a) all routine administrative and overhead expenses of the Company, including fees of auditors, attorneys and other professionals, and expenses associated with the maintenance of books and records of the Company and communications with Members;
          (b) all expenses incurred in connection with any litigation involving the Company and the amount of any judgment or settlement paid in connection therewith;

          (c) all expenses for indemnity or contribution payable by the Company to any Person, whether payable under this Agreement or otherwise and whether payable in connection with any litigation involving the Company or otherwise; and
          (d) all expenses incurred in connection with the dissolution and liquidation of the Company.
     Section 4.04 Exculpation.
          (a) Subject to applicable Law, no Indemnified Party shall be liable, in damages or otherwise, to the Company, the Members or any of their Affiliates for any act or omission performed or omitted by any of them in good faith (including, without limitation, any act or omission performed or omitted by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation), except (i) for any act taken by any Manager, Common Member, Preferred Member and each of their respective Affiliates, officers, directors, employees, shareholders, partners, managers and members and each officer of the Company (each, an “Indemnified Party”) (each of which shall be a third party beneficiary of this Agreement for purposes of this Section 4.04) purporting to bind the Company that has not been authorized pursuant to this Agreement or (ii) any act or omission with respect to which such Indemnified Party was grossly negligent or engaged in intentional misconduct.
          (b) No Indemnified Party acting under this Agreement shall be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement.
     Section 4.05 Indemnification.
          (a) To the fullest extent permitted by applicable Law, the AIG Member shall and does hereby agree to indemnify and hold harmless and pay all judgments and claims against any Indemnified Party (each of which shall be a third party beneficiary of this Agreement for purposes of this Section 4.05), from and against any loss or damage incurred by an Indemnified Party or by the Company for any act or omission taken or suffered by such Indemnified Party in good faith (including, without limitation, any act or omission taken or suffered by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation) in connection with the Company Business, including costs and reasonable attorneys’ fees and any amount expended in the settlement of any claims or loss or damage, except with respect to (i) any act taken by such Indemnified Party purporting to bind the Company that has not been authorized pursuant to this Agreement or (ii) any act or omission with respect to which such Indemnified Party was grossly negligent or engaged in intentional misconduct. For purposes of Sections 4.04 and 4.05, the term “Indemnified Party” shall not include the AIG Member in its capacity as the indemnifying party pursuant to this Section 4.05.
          (b) The satisfaction of any indemnification obligation pursuant to Section 4.05(a) hereof shall be from and limited to Company assets (including insurance and any agreements pursuant to which the Company, its Managers, officers or employees are entitled to indemnification) and no Member, in such capacity, shall be subject to personal liability therefor.
          (c) Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the AIG Member prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount to the extent that it shall be determined upon final adjudication after all possible appeals have been exhausted that such Indemnified Party is not entitled to be indemnified hereunder.
          (d) The AIG Member shall purchase and maintain customary director and officer insurance on behalf of all officers of the Company, Managers and other Indemnified Parties against any liability which may be asserted against, or expense which may be incurred by, any such Person in connection with the Company’s activities.
     Section 4.06 Notice of Rights. The rights conferred upon the Indemnified Parties in Sections 4.04 and 4.05 hereof shall be contract rights that vest upon the occurrence or the alleged occurrence of any act or omission giving rise to any proceeding or threatened proceeding and such rights shall continue as to an Indemnified Party who has ceased to be a manager or officer and shall inure to the benefit of the Indemnified Party’s heirs, executors and administrators. Any amendment, repeal or alteration of Section 4.04 or 4.05 hereof that adversely affects any right of an Indemnified Party or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.
     Section 4.07 Rights to Appoint Board Observers. Prior to the Junior Preferred Payment and so long as the Consent Holder holds any Junior Preferred Interests, the Consent Holder shall have the right to appoint two individuals to attend meetings of the Board of Managers (and any committees thereof); whether such meeting is conducted in person or by teleconference, as non-voting observers (the “Observers”). The Observers shall be entitled to receive not less than five business days’ advance written notice of all such meetings of the Board of Managers (and any committees thereof) and to obtain copies of all materials provided to the Board of Managers (and any committees thereof); provided, however, that such Observers will be asked to leave all or a portion of a meeting of the Board of Managers if attendance at such meeting or portion thereof would in the reasonable judgment of the Company’s counsel, adversely affect the attorney-client privilege between the Company and its counsel. The Company shall pay all reasonable out-of-pocket expenses incurred by each such Observer in connection with attending regular and special meetings of the Board of Managers (and any committees thereof).
     Section 4.08 Compliance with Laws. The Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to maintain a written program approved by the chief compliance officer of AIG and which is reasonably designed to ensure compliance with applicable Laws which is at least as effective as the legal compliance program currently maintained by the AIG Member and which otherwise conforms to the maximum extent practicable with best practices within the global insurance industry. Any such program will conform to all current and future AIG compliance, human resource, information technology, legal, audit and other existing or future programs, policies and/or procedures.

ARTICLE V
DISTRIBUTIONS
     Section 5.01 Distributions Generally. Subject to Sections 4.01(d), 4.01(e), 5.02 and 5.03 hereof, the Company may declare and make distributions to the Members, including distributions in connection with the liquidation, dissolution or winding up of the affairs of the Company, when and as determined by the Board of Managers, out of funds of the Company legally available therefor payable on such payment dates to Members on such record dates as shall be determined by the Board of Managers. Other than as specifically set forth in this Article V, all determinations made pursuant to this Article V shall be made by the Board of Managers in its sole discretion. To the extent that the Board of Managers determines that any distributions shall be made to the Members, such distributions shall only be made in accordance with the provisions of this Article V and Sections 4.01(d), and 4.01(e) hereof.
     Section 5.02 Distributions. Other than distributions pursuant to Sections 5.03 and 5.06, any distributions to the Members shall be distributed as follows:
          (a) first, one hundred percent (100%) to the Senior Preferred Members, pro rata in accordance with their Senior Preferred Units, until they have received in the aggregate, an amount equal to the Senior Preferred Return for the then current quarter;
          (b) second, one hundred percent (100%) to the Junior Preferred Members, pro rata in accordance with their Junior Preferred Units, until they have received in the aggregate, an amount equal to the Junior Preferred Return for the then current quarter;
          (c) third, one hundred percent (100%) to the Junior Preferred Members, pro rata in accordance with their Junior Preferred Units, until they have received in the aggregate under this Section 5.02(c), an amount equal to fifty percent (50%) of the Junior Initial Liquidation Preference;
          (d) fourth, one hundred percent (100%) to the Senior Preferred Members, pro rata in accordance with their Senior Preferred Units, until they have received in the aggregate under this Section 5.02(d), an amount equal to the Senior Liquidation Preference;
          (e) fifth, one hundred percent (100%) to the Junior Preferred Members, pro rata in accordance with their Junior Preferred Units, until they have received in the aggregate under this Section 5.02(e), an amount equal to the Junior Liquidation Preference (for clarity, taking into consideration all prior distributions to the Junior Preferred Members pursuant to Section 5.02(b) hereof);
          (f) sixth, one hundred percent (100%) to the Common Members pro rata in accordance with their Common Units, until they have received in the aggregate, together with the aggregate distributions pursuant to Section 5.06, an amount equal to the sum of (i) $6 billion and (ii) the amount of any Capital Contributions (other than the Initial Capital Contribution) made by the Common Members from time to time; and
          (g) seventh, ninety-five percent (95%) to the Common Members pro rata in accordance with their Common Units and five percent (5%) to the Junior Preferred Members,

pro rata in accordance with their Junior Preferred Units (such five percent (5%), the “Preferred Participating Return”);
provided, however, that if the Preferred Members or any of their Affiliates Control (or have the right to obtain Control of) the Company or the AIG Member, the Company may not make any distributions pursuant to this Section 5.02 or otherwise.
     Section 5.03 Alternate Distributions. Any distributions to the Members, pursuant to Sections 8.05(c), 9.03(c) or in any transaction in which all of the Preferred Units are acquired, redeemed or otherwise cancelled, shall be distributed as follows:
          (a) first, one hundred percent (100%) to the Senior Preferred Members, pro rata in accordance with their Senior Preferred Units, until they have received in the aggregate pursuant to prior distributions under Section 5.02 and distributions under this Section 5.03(a), an amount equal to the sum of the Senior Preferred Return for the then current quarter and the Senior Liquidation Preference;
          (b) second, one hundred percent (100%) to the Junior Preferred Members, pro rata in accordance with their Junior Preferred Units, until they have received in the aggregate pursuant to prior distributions under Section 5.02 and distributions under this Section 5.03(b), an amount equal to the sum of the Junior Preferred Return for the then current quarter and the Junior Liquidation Preference; and
          (c) third, one hundred percent (100%) to the Common Members pro rata in accordance with their Common Units, until they have received in the aggregate, pursuant to prior distributions under Section 5.02 and Section 5.06 and distributions under this Section 5.03(c), an amount equal to the sum of (i) $6 billion and (ii) the amount of any Capital Contributions (other than the Initial Capital Contribution) made by the Common Members from time to time; and
          (d) fourth, ninety-five percent (95%) to the Common Members pro rata in accordance with their Common Units and five percent (5%) to the Junior Preferred Members, pro rata in accordance with their Junior Preferred Units.
     Section 5.04 Mandatory Distributions. In connection with any Qualifying Event, the Company shall be required to distribute the Net Proceeds of such Qualifying Event to the Members in accordance with Section 5.02; provided, however, that (i) if the Preferred Members or any of their Affiliates Control (or have the right to obtain Control of) the Company or the AIG Member, the Company shall not be required to distribute any Net Proceeds of such Qualifying Event and (ii) if the Qualifying Event itself was required by applicable Law, the Company shall not be required to distribute any Net Proceeds of such Qualifying Event unless the Board of Managers shall have made a determination (as evidenced by a resolution of the Board of Managers) that such Qualifying Event was in the best interest of the Company. For the avoidance of doubt, a Qualifying Event shall not have been required by applicable Law where the Company or the relevant Subsidiary has more than one option not prohibited under this Agreement or by applicable Law (at least one of which is within the control of the Company or the relevant Subsidiary, as applicable) for complying with a requirement under applicable Law

(e.g., a requirement to increase capital) and has made a voluntary determination to proceed with the option that has resulted in the Qualifying Event.
     Section 5.05 [Intentionally Omitted]
     Section 5.06 Ordinary Course Distributions.
          (a) The Board of Managers shall cause the Company to distribute to the Common Members, out of funds legally available for distribution, pro rata in accordance with their Common Units and not later than 90 days following the end of each Fiscal Year, an aggregate amount determined by a Majority in Interest of the Common Members, not to exceed $400 million, for each such Fiscal Year.
          (b) Any amount distributed to a Common Member pursuant to this Section 5.06 will be deemed to be an advance distribution of amounts otherwise distributable to such Common Member (i) first, pursuant to Section 5.02(f) or Section 5.03(c), as applicable; and (ii) second, pursuant to Section 5.02(g) or Section 5.03(d), as applicable.
     Section 5.07 Restricted Distributions. Notwithstanding anything to the contrary contained herein, the Company, and the Board of Managers on behalf of the Company, shall not make a distribution to any Member if such distribution would violate the Act or other applicable Law.
ARTICLE VI
[INTENTIONALLY OMITTED]
ARTICLE VII
ACCOUNTING AND TAX MATTERS
     Section 7.01 Books and Records; Reports. At all times during the existence of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company. Subject to reasonable confidentiality restrictions established by the Board of Managers (including as set forth in Section 18-305(c) of the Act), each Member and its respective agents and representatives shall be afforded access to the Company’s books and records applicable to such Member for any proper purpose (as determined by the Board of Managers in its reasonable discretion), at any reasonable time during regular business hours upon reasonable written notice to the Board of Managers.
     Section 7.02 Tax Returns. The Board of Managers, at the expense of the Company, shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code or any other applicable Law.
     Section 7.03 Election to Be Treated as a Corporation. The Members agree that, in order to ensure compliance with Treas. Reg. § 301.7701-3(c), each officer of the Company is authorized under this Agreement to take all requisite actions to file an election to treat the Company as a corporation for U.S. federal income tax purposes. Such actions will include the timely filing by such an authorized officer of a Form 8832, Entity Classification Election (the “Form 8832”), in the manner prescribed by such form. In the event any Member of the

Company as of a date on or after the effective date of such election is no longer a member of the Company on the date the Form 8832 is filed with the Internal Revenue Service, such Member agrees to sign the Form 8832 in order to ensure compliance with Treas. Reg. § 301.7701-3(c)(2)(ii).
     Section 7.04 Tax Treatment of the Transactions.
          (a) All capitalized terms in this Section 7.04 not defined in this Agreement shall have the definitions assigned to them in the Purchase Agreement. It is the intention of the parties that, for U.S. federal income tax purposes, (1) the transfer by AIG of the equity of ALICO to the Company in return for the Preferred Units shall be treated as occurring when the Company is disregarded under Treasury Regulations Section 301.7701-2(c)(2) as a separate entity from AIG; (2) as a result, such transfer shall be disregarded for U.S. federal income tax purposes; (3) the election under Treasury Regulations Section 301.7701-3(c) to treat the Company as a corporation shall be treated as a fully taxable transfer by AIG of the equity of ALICO to the Company in return for all the Units at the time the election is effective; (4) the Senior Preferred Units shall be treated as nonvoting stock in the Company; (5) the Junior Preferred Units shall be treated as stock in the Company not described in Code Section 1504(a)(4), and, as a result, AIG and the Company shall not be members of an affiliated group within the meaning of Code Section 1504(a); (6) the Purchase Agreement shall constitute a binding contract in effect immediately before the election described in clause (3) hereof is effective pursuant to which the sale described in clause (7) shall occur; (7) the sale of the Preferred Units to the FRBNY in return for the Consideration shall be respected in accordance with its form; and (8) full force and effect shall be accorded to any election made pursuant to Section 7.04(b). The terms of this Agreement and the Purchase Agreement shall be interpreted consistently with this intention, and the parties hereto agree not to take any position for U.S. federal income tax purposes (in a filing or otherwise) contrary to this intention.
          (b) Unless AIG obtains the FRBNY Member’s consent not to make such an election (which consent shall not be unreasonably withheld), (1) the Company and AIG shall jointly make an election under Code Section 338(h)(10) in respect of the transfer described in Section 7.04(a) (3), and (2) the Company shall make an election under Sections 338(g) or 338(h)(10) of the Code in respect of the deemed sale (resulting from such election under Code Section 338(h)(10)) of the stock of any one or more of the direct or indirect subsidiaries of ALICO designated by AIG.
     Section 7.05 Confidentiality; Access to Information.
          (a) Each Preferred Member (other than the FRBNY which is bound by that certain Nondisclosure Agreement by and among AIG and the FRBNY and dated as of September 25, 2008 (the “Nondisclosure Agreement”) or any Permitted Transferee of the FRBNY and any Observers who executed a joinder to the Nondisclosure Agreement or who are otherwise bound thereto), and any Observer not otherwise bound by the Nondisclosure Agreement, agrees to keep confidential, and not to disclose to any Person, any matter relating to the Company or any of its Affiliates, or their respective affairs (other than disclosure to such Preferred Member’s advisors responsible for matters relating to the Company and who reasonably need to know such information in order to perform such responsibilities (each such Person being hereinafter referred to as an “Authorized Representative”)); provided, however, that such Preferred Member or any of its Authorized Representatives may make such disclosure, subject to applicable Law, to the extent that (i) the information being disclosed is in connection with such Preferred Member’s tax returns or concerns the tax structure or tax treatment of the Company or its transactions, (ii) such disclosure is to any officer, director, shareholder or partner of such Preferred Member, (iii) the information being disclosed is otherwise generally available to the public, (iv) such disclosure is requested by any governmental body, agency, official or authority having jurisdiction over such Preferred Member, (v) such disclosure, based upon the advice of legal counsel of such Preferred Member or Authorized Representative, is otherwise required by applicable Law or statute or (vi) such disclosure is made to any Permitted Transferee or Third Party in connection with any proposed Transfer of Securities, which Permitted Transferee or Third Party is subject to a confidentiality agreement for the benefit of the Company with terms no less protective than this Section 7.05(a). Prior to making any disclosure described in clause (iv) or (v) of this Section 7.05(a), a Preferred Member (other than the FRBNY or any Permitted Transferee thereof) shall notify the Board of Managers of such disclosure and of such advice of counsel. Each Preferred Member (other than the FRBNY or any Permitted Transferee thereof) shall use all reasonable efforts to cause each of its Authorized Representatives to comply with the obligations of such Preferred Member under this Section 7.05(a). In connection with any disclosure described in clause (iv) or (v) above, the disclosing Preferred Member shall cooperate with the Company in seeking any protective order or other appropriate arrangement as the Board of Managers may request.
          (b) Each of the AIG Member and the Company hereby agrees to provide, or cause to be provided, to the Comptroller General of the United States (the “Comptroller General”), upon request, access to information, data, schedules, books, accounts, financial records, reports, files, electronic communications, or other papers, things or property that relate to assistance provided by the FRBNY pursuant to any action taken by the Board of Governors of the Federal Reserve System (the “Board of Governors”) under section 13(3) of the Federal Reserve Act (12 U.S.C. § 343), to the extent required by, and in accordance with the provisions of, 31 U.S.C. § 714(d)(3) (as added by section 801 of the Helping Families Save Their Homes Act of 2009, Pub. L. No. 111-22 (the “Helping Families Act”)). The parties hereby acknowledge that the Helping Families Act provides that, subject to certain exceptions enumerated in 31 U.S.C. § 714(c)(4) (as amended), an officer or an employee of the U.S. Government Accountability Office (the “GAO”) (including the Comptroller General) may not disclose to any person outside the GAO information obtained in audits or examinations conducted under 31 U.S.C. § 714(e) (as amended) and maintained as confidential by the Board of Governors or a Federal Reserve bank (including the FRBNY).
ARTICLE VIII
TRANSFERS AND OTHER LIQUIDITY RIGHTS
     Section 8.01 Transfer in General.
          (a) Subject to any restrictions on transferability by operation of Law or contained elsewhere in this Agreement (including Section 4.01(d) hereof) and any other requirement of applicable Law imposed on the Company or the Members or in accordance with Section 11.14, (i) the Preferred Members may freely Transfer their Preferred Units to any Person and (ii) no Common Member shall Transfer any portion of its Interest or its Units, directly or indirectly, to any Person other than a Permitted Transferee, without the prior written consent of each of (A) the Board of Managers and (B) prior to the Junior Preferred Payment, a Majority in Interest of the Junior Preferred Members. Notwithstanding anything herein to the contrary but subject to the provisions of this Article VIII, following the Junior Preferred Payment, the Common Members may freely transfer their Common Units to any Person. For the avoidance of doubt, the Junior Preferred Units and the Senior Preferred Units do not need to be transferred together and may be transferred in separate transactions.
          (b) A permitted Transfer of Units pursuant to Section 8.01(a) hereof shall be effective as of the date of (i) compliance with the conditions to such transfer referred to in this Section 8.01 and (ii) admission of the Substituted Member pursuant to Section 8.02 hereof. Distributions made before the effective date of such Transfer shall be paid to the transferor, and distributions made after such date shall be paid to the transferee.
          (c) Any Member who effectively transfers any Units pursuant to this Article VIII shall cease to be a Member with respect to such Units and shall no longer have any rights or privileges of a Member with respect to such Units (it being understood, however, that the applicable provisions of Sections 4.04, 4.05 and 7.01 hereof shall continue to inure to such Person’s benefit). Nothing contained herein shall relieve any Member who Transfers any Units or other interest in the Company from any liability or obligation of such Member to the Company or the other Members with respect to such Units that may exist on the date of such Transfer or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Company or any other Person for any breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in other agreements with the Company.
          (d) In addition to any other restrictions on Transfer imposed by this Agreement, no Member may Transfer any Unit (except pursuant to an effective registration statement under the Securities Act or Section 8.05) without first delivering to the Board of Managers, if requested, an opinion of counsel (reasonably acceptable in form and substance to the Board of Managers) that neither registration nor qualification under the Securities Act or applicable state securities Laws is required in connection with such Transfer. The Board of Managers may waive such opinion requirement on advice of counsel acceptable to the Board of Managers.
     Section 8.02 Admission of Members. A Person shall be admitted to the Company (without requiring any consent of the Board of Managers or of the Members pursuant to Section 11.02 hereof) in connection with the transfer of any Units to such Person as permitted under the terms of this Agreement (a “Substituted Member”), or in connection with the issuance of new Units by the Company to an Additional Member by accepting and agreeing to be bound by all of the terms and conditions hereof by executing a counterpart to this Agreement and (excluding AIG and the FRBNY) entering into a joinder agreement in the form of Schedule VI attached hereto.
     Section 8.03 Transfers in Violation of Agreement. Any Transfer or attempted Transfer in violation of this Article VIII shall be void, and the Company shall not record such purported

Transfer on its books or treat any purported transferee as the owner of any Units subject to such purported Transfer.
     Section 8.04 Demand Liquidity Event.
          (a) Prior to the Junior Preferred Payment, (A) with respect to the FRBNY Member, for as long as the FRBNY Member owns any Junior Preferred Units, the FRBNY Member shall, at any time (i) during the Initial Period, upon prior consultation with, and during the 12-month period following the date of this Agreement the prior concurrence of, the AIG Credit Facility Trust, be entitled to make an IPO Demand and (ii) following the Initial Period, in its sole discretion, be entitled to make an IPO Demand; and (B) with respect to the Majority Junior Preferred Members, (i) during the Initial Period, will not be entitled to make an IPO Demand, and (ii) following the Initial Period, shall, in their sole discretion, be entitled to make an IPO Demand (each of the FRBNY Member with respect to Section 8.04(a)(A) and the Majority Junior Preferred Members with respect to Section 8.04(a)(B), an “IPO Demanding Member”). An “IPO Demand” means that the IPO Demanding Member may require the Company to use its best efforts to effect an Initial Public Offering of the Company (or its successor corporation) pursuant to Section 11.14. In connection with any such Initial Public Offering, the Company shall not be required to distribute any proceeds of such Initial Public Offering.
          (b) Prior to the Junior Preferred Payment, (A) with respect to the FRBNY Member, for as long as the FRBNY Member owns any Junior Preferred Units, the FRBNY Member shall, at any time (i) during the Initial Period, upon prior consultation with, and during the 12-month period following the date of this Agreement the prior concurrence of, the AIG Credit Facility Trust, be entitled to make a Sale of the Company Demand and (ii) following the Initial Period, in its sole discretion, be entitled to make a Sale of the Company Demand; and (B) with respect to the Majority Junior Preferred Members, (i) during the Initial Period, will not be entitled to make a Sale of the Company Demand, and (ii) following the Initial Period, shall, in their sole discretion, be entitled to make a Sale of the Company Demand (each of the FRBNY Member with respect to Section 8.04(b)(A) and the Majority Junior Preferred Members with respect to Section 8.04(b)(B), a “Sale Demanding Member”). A “Sale of the Company Demand” means that the Sale Demanding Member may require the Company to use its best efforts to effect a sale of all of the Interests or other outstanding Equity Securities then held by the Members; provided, however, that the proceeds from such sale shall be allocated among the Members in the manner that such proceeds would have been distributed by the Company in accordance with Section 5.03 hereof and any such proceeds allocated to the Junior Preferred Members and Senior Preferred Members shall reduce the Junior Liquidation Preference and the Senior Liquidation Preference, respectively, in the amount so allocated. In connection with any sale of all of the Interests or other outstanding Equity Securities then held by the Members, the Sale Demanding Member may require the Board of Managers and/or the other Members to take any of the actions that may be required by or on behalf of the Company or any such Member in connection with a Drag-Along Transfer pursuant to Section 8.05 hereof.
     Section 8.05 Drag-Along.

          (a) At any time prior to the Junior Preferred Payment, (A) with respect to the FRBNY Member, for as long as the FRBNY Member owns any Junior Preferred Units, the FRBNY Member shall, at any time (i) during the Initial Period, upon prior consultation with, and during the 12-month period following the date of this Agreement the prior concurrence of, the AIG Credit Facility Trust, be entitled to make a Drag-Along Demand and (ii) following the Initial Period, in its sole discretion, be entitled to make a Drag-Along Demand and (B) with respect to the Majority Junior Preferred Members, (i) during the Initial Period, will not be entitled to make a Drag-Along Demand and (ii) following the Initial Period, shall, in their sole discretion, be entitled to make a Drag-Along Demand (each of the FRBNY Member with respect to Section 8.05(a)(A) and the Majority Junior Preferred Members with respect to Section 8.05(a)(B), a “Selling Member”). A “Drag-Along Demand” means that if the Selling Member agrees to effect a Drag-Along Sale (in any single or series of related transactions) to a non-affiliated Third Party (the “Drag-Along Buyer”), the Selling Member may at any time, pursuant to a Transfer or otherwise (a “Drag-Along Transfer”), exercise drag-along rights in accordance with the terms, conditions and procedures set forth herein.
          (b) The Selling Member shall promptly give notice (a “Drag-Along Notice”) to each of the other Members (the “Drag-Along Members”) not later than 30 days prior to the consummation of the Drag-Along Transfer of any election by the Selling Member to exercise their drag-along rights under this Section 8.05, setting forth the name and address of the Drag-Along Buyer, the proposed amount and form of consideration for the Units, and all other material terms and conditions of the Drag-Along Transfer. Any Drag-Along Transfer shall be at the same purchase price as specified in the Drag-Along Notice and all Members shall receive the same form of consideration in connection with a Drag-Along Transfer and as set forth in Section 8.05(c) hereof.
          (c) The proceeds from the sale of any Drag-Along Transfer shall be allocated to the Members in the manner that such proceeds would have been distributed by the Company in accordance with Section 5.03 hereof and such proceeds distributed to the Junior Preferred Members and Senior Preferred Members shall reduce the Junior Liquidation Preference and the Senior Liquidation Preference, respectively, in the amount so distributed.
          (d) Each Drag-Along Member must agree (i) to make the same representations, warranties, covenants, indemnities and agreements as made by the Selling Member in connection with the Drag-Along Transfer (other than any non-competition or similar agreements or covenants that would bind the Drag-Along Member or its Affiliates), and (ii) to the same terms and conditions to the transfer as the Selling Member agrees. Notwithstanding the foregoing, however, all such representations, warranties, covenants, indemnities and agreements shall be made by the Selling Member and Drag-Along Members severally and not jointly and any liability for breach of any such representations and warranties related to the Company shall be allocated among the Selling Member and Drag-Along Members based on the proportion of the consideration received by the Selling Member and Drag-Along Members, and the aggregate amount of liability for the Selling Member and Drag-Along Members shall not exceed the U.S. dollar value of the total consideration to be paid by the Drag-Along Buyer to the Selling Member or Drag-Along Members, respectively.

          (e) All reasonable costs and expenses incurred by the Members or the Company in connection with any proposed Drag-Along Transfer (whether or not consummated), including all attorneys’ fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company.
          (f) The Company shall, and shall cause its Subsidiaries to, take all necessary action in connection with the consummation of any Drag-Along Transfer, including providing access to the documents, records and senior management of the Company and its Subsidiaries, entering into an agreement reflecting the terms of the Drag-Along Transfer and executing and delivering any documents reasonably requested by the Drag-Along Buyer and the Selling Member and their respective counsel as reasonably necessary to cause the Company to consummate such Drag-Along Transfer.
     Section 8.06 Participation Redemption. At any time following the Junior Preferred Payment, the Company may redeem (the “Participation Redemption”) the Preferred Participating Return by (i) following an Initial Public Offering, providing the Junior Preferred Members with a redemption notice indicating the Participating Fair Market Value and the proposed closing date of the Participation Redemption (which shall be no earlier than five business days from the date of the redemption notice) and, upon the closing of the Participation Redemption, distributing to the Junior Preferred Members, pro rata in accordance with their Preferred Units, an amount equal to the Participating Fair Market Value; and (ii) prior to an Initial Public Offering, providing the Junior Preferred Members with a redemption notice (the “Redemption Notice”) indicating the Board of Managers’ good faith determination of the Participating Fair Market Value and the proposed closing date of the Participation Redemption (which shall be no earlier than five business days from the date of the redemption notice) and, subject to the right of a Majority in Interest of the Junior Preferred Members to contest such good faith determination as described below, upon the closing of the Participation Redemption on the date specified in the Redemption Notice, distributing to the Junior Preferred Members, pro rata in accordance with their Junior Preferred Units, an amount equal to the Participating Fair Market Value; provided, however, should a Majority in Interest of the Junior Preferred Members contest in good faith the Board of Managers’ determination of the Participation Fair Market Value by providing the Company with notice of contest within ten days of the Redemption Notice, that the final determination of the Participation Fair Market Value shall be made by an investment banking firm of national standing designated by mutual agreement of the Company and the contesting Junior Preferred Members, which determination shall be final and binding on the Members and the Company. The fees and expenses of such investment banking firm shall be borne by the Company.
     Section 8.07 Public Offerings. Until the Junior Preferred Payment shall have occurred, a Majority in Interest of the Junior Preferred Members shall have the right to appoint one of the global coordinators (who shall also serve as lead book-running managers) (the “Global Coordinators”) for each Public Offering occurring prior thereto, and the AIG Member shall have the right to appoint one of the Global Coordinators, and after prior consultations with the Preferred Members, any additional Global Coordinators and book runners for each such Public Offering. The additional book runners, if any, shall report to the Global Coordinators who shall be responsible on a joint basis for overseeing the book runners and determining their compensation and allocations and all other important matters for which lead underwriters are customarily responsible in public offerings of securities of this type.

ARTICLE IX
DISSOLUTION; LIQUIDATION
     Section 9.01 Dissolution. The Company shall be dissolved and its affairs wound up on the first to occur of any of the following events:
          (a) the prior approval of both (x) the Board of Managers and (y) unless the Junior Preferred Payment has occurred or the dissolution will result in payment of the Junior Preferred Payment in full and, as long as the Consent Holder holds Junior Preferred Interests, the Consent Holder (as contemplated by Section 4.01(d)), to dissolve the Company; or
          (b) any other event sufficient under the Act to cause the dissolution of the Company.
     Section 9.02 Final Accounting. Upon the dissolution of the Company, a proper accounting shall be made from the date of the last previous accounting to the date of dissolution.
     Section 9.03 Liquidation.
          (a) Dissolution of the Company shall be effective as of the date on which the event occurs giving rise to the dissolution and all Members shall be given prompt notice thereof in accordance with Article XI hereof, but the Company shall not terminate until the assets of the Company have been distributed as provided for in Section 9.03(c) hereof. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business, assets and affairs of the Company shall continue to be governed by this Agreement.
          (b) Upon the dissolution of the Company, the Board of Managers, or, if there is no Board of Managers, a person selected by the Members, acting unanimously, shall act as the liquidator (the “Liquidator”) of the Company to wind up the Company. The Liquidator shall have full power and authority to sell, assign and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.
          (c) The Liquidator shall distribute all proceeds from liquidation in the following order of priority:
               (i) first, to creditors of the Company (including creditors who are Members) in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and
               (ii) second, to the Members of the Company in accordance with Section 5.03 hereof.
               (iii) The Liquidator shall determine whether any assets of the Company shall be liquidated through sale or shall be distributed in kind. A distribution in kind of an asset to a Member shall be considered, for the purposes of this Article IX, a distribution in an amount equal to the fair market value of the assets so distributed as determined by the Liquidator in its reasonable discretion.

     Section 9.04 Cancellation of Certificate. Upon the completion of the distribution of Company assets as provided in Section 9.03 hereof, the Company shall be terminated and the person acting as Liquidator shall cause the cancellation of the Certificate and shall take such other actions as may be necessary or appropriate to terminate the Company.
ARTICLE X
NOTICES
     Section 10.01 Method for Notices. All notices, requests or other communications to any party hereunder shall be in writing (which may include facsimile transmission) and shall be given, if to the Company, to:
ALICO Holdings LLC
c/o American International Group, Inc.
70 Pine Street,
New York, New York 10270
Attention: General Counsel
Facsimile: (212) 785-2175
Telephone: (212) 770-7000
with a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Michael Aiello and Matthew Gilroy
Facsimile: (212) 310-8007
Telephone: (212) 310-8000
if to the FRBNY, to:
Federal Reserve Bank of New York
33 Liberty Street
New York, New York 10045-0001
Attention: Brett Phillips, Counsel
Facsimile: (212) 720-7797
Telephone: (212) 720-5166
with a copy to:
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention: John Amorosi and John Knight
Facsimile: (212) 450-3800

Telephone: (212) 450-4000
if to the AIG Member, to:
American International Group, Inc.
70 Pine Street,
New York, New York 10270
Attention: General Counsel
Facsimile: (212) 785-2175
Telephone: (212) 770-7000
with a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Michael Aiello and Matthew Gilroy
Facsimile: (212) 310-8007
Telephone: (212) 310-8000
if to any other Member to the address given for that Member on Schedule I attached hereto, or such other address as that Member may specify by written notice to the Board of Managers.
All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.
ARTICLE XI
GENERAL PROVISIONS
     Section 11.01 Governing Law. This Agreement, or with respect to any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any representation or warranty made in connection with or as an inducement to enter into this Agreement), shall be construed by, subject to and governed in accordance with the internal Laws of the State of Delaware without giving effect to conflict of Laws or other principles which may result in the application of Laws other than the internal Laws of the State of Delaware.
     Section 11.02 Amendments by the Members. This Agreement and the Certificate may be modified, amended or waived from time to time as determined and agreed by (i) a Majority in Interest of the Common Members, (ii) a Majority in Interest of the Senior Preferred Members and (iii) a Majority in Interest of the Junior Preferred Members; provided, however, that no amendment that has a material and adverse and disproportionate effect on any Member as compared to the other Members holding the same class of Securities shall be approved without the consent of such Member.
     Section 11.03 Counterparts. This Agreement may be executed in counterparts, each one of which shall be deemed an original and all of which together shall constitute one and the same Agreement.
     Section 11.04 Construction; Headings. Whenever the feminine, masculine, neuter, singular or plural shall be used in this Agreement, such construction shall be given to such words or phrases as shall impart to this Agreement a construction consistent with the interest of the Members entering into this Agreement. Where used herein, the term “Federal” shall refer to the U.S. Federal government. As used herein, “including” or include” shall mean “including without limitation.” The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit or aid in the construction of any term or provision hereof. It is the intention of the parties that every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement. To the extent that any ambiguity or inconsistency arises with respect to any provision(s) of this Agreement (other than any provision(s) relating to the Preferred Interests or any rights or obligations of any Preferred Member, including the FRBNY Member), the Board of Managers shall resolve such ambiguity or inconsistency in good faith and such resolution shall be binding upon the Members.
     Section 11.05 Severability. If any term or provision of this Agreement or the application thereof to any Person or circumstances shall be held invalid or unenforceable, the remaining terms and provisions hereof and the application of such term or provision to Persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby.
     Section 11.06 Relations with Members. Unless named in this Agreement as a Member, or unless admitted to the Company as a Substituted Member or an Additional Member as provided in this Agreement, no Person shall be considered a Member. Subject to Article VIII hereof, the Company and the Board of Managers need deal only with Persons so named or admitted as Members.
     Section 11.07 Waiver of Action for Partition. Each of the Members irrevocably waives during the term of the Company any right that such Member may have to maintain an action for partition with respect to the property of the Company.
     Section 11.08 Successors and Assigns. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective Permitted Transferees and, in the case of any FRBNY Member (other than rights which inure solely to the benefit of the Consent Holder and therefore shall not be transferable other than to a Permitted Transferee), any other transferee of the Preferred Units, if any;

provided, however, that no Transfer of the Interest of any Member shall be made except in accordance with the provisions of Article VIII hereof.
     Section 11.09 Entire Agreement. This Agreement (including the Schedules hereto) and the other Transaction Documents constitute the entire agreement among the Members and the Company or any Subsidiary with respect to the subject matter hereof and thereof and supersede any agreement or understanding entered into as of a date prior to the date hereof among or between them with respect to the subject matter hereof and thereof.
     Section 11.10 No Third Party Beneficiaries. It is understood and agreed among the parties that this Agreement and the covenants made herein are made expressly and solely for the benefit of the parties hereto, and that no other Person, other than an Indemnified Party pursuant to Sections 4.04 and 4.05 hereof, shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.
     Section 11.11 Other Instruments and Acts. The Members agree to execute any other instruments or perform any other acts that are or may be necessary to effectuate and carry on the Company created by this Agreement.
     Section 11.12 Remedies and Waivers. No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by applicable Law or provided hereunder shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by applicable Law or provided hereunder shall not preclude any other or further exercise of any other right, power or remedy. The rights, powers and remedies provided hereunder are cumulative and are not exclusive of any rights, powers and remedies provided by applicable Law.
     Section 11.13 Public Announcements. No Member will issue any public announcements or disseminate any advertising or marketing material concerning the existence or terms of this Agreement or the transactions contemplated hereby without the prior written approval of each of the AIG Member and the FRBNY Member, except to the extent such announcement is required by applicable Law. If a public announcement is required by applicable Law, the Members will consult with each other before making the public announcement. To the extent any announcement or any advertising or marketing material permitted under this Section 11.13 expressly refers to any Member or its Affiliates, such Member shall, in its sole discretion, have the right to revise such announcement or advertising or marketing material prior to granting such written approval.
     Section 11.14 Initial Public Offering.
          (a) Notwithstanding anything to the contrary contained herein but subject to Section 4.01(d), in connection with any Initial Public Offering approved in accordance with this Agreement, the Members hereby agree to discuss in good faith whether any of the rights and obligations of the parties hereto and the Company under this Agreement should be amended, restructured or terminated, including, without limitation, whether any of the rights set forth in Section 4.01(d) or 8.04 hereof should be terminated or made subject to any time limitations, in order to permit the Initial Public Offering to be effected in a manner consistent with applicable Law, market custom and the recommendations of the Global Coordinators in light of market conditions at such time and the listing requirements of the exchange or market on which the Initial Public Offering is to be effected, taking into account, among other things, the rights of the Preferred Members hereunder and their goal and expectation that the Senior Preferred Redemption and the Junior Preferred Payment be effected as promptly as practicable after the date hereof; provided, however, that this sentence shall not in any way either (x) obligate any of the Members or the Company to agree to any amendment, restructuring or termination of any such rights or (y) affect or nullify any rights or obligations of the Members or the Company under this Agreement.
          (b) Notwithstanding anything to the contrary contained herein but subject to Section 4.01(d), in connection with any Initial Public Offering of the Company (or its successor corporation) or any newly formed corporation as described below, approved in accordance with this Agreement, and upon the request of the Board of Managers, each of the Members hereby agrees that it will, at the expense of the Entity subject to such Public Offering, take such action and execute such documents as may reasonably be necessary to effect such Public Offering as expeditiously as possible, including, without limitation, taking all such actions and executing such documents as may reasonably be necessary to convert the Company into a corporation or to contribute its respective Securities to a newly formed corporation, in each case substantially concurrently with the closing of such Public Offering; provided, however, that in connection with any such conversion or contribution (i) each Preferred Member shall be entitled to receive preferred stock of the corporation whose shares of common stock are being sold in connection with such Public Offering with the same economic rights as such Preferred Member was entitled to prior to such conversion or contribution, including with an aggregate liquidation preference equal to the amount such Preferred Member would be entitled to receive, in respect of the Preferred Units which such Preferred Member held in the Company immediately prior to such conversion or contribution, under Section 5.03 hereof if a liquidation of the Company had occurred immediately prior to the consummation of such Public Offering with the proceeds in such liquidation equal in amount to the implied aggregate equity valuation of the Company (as reasonably determined by the Board of Managers in good faith with the reasonable agreement of a Majority in Interest of the Preferred Members) immediately prior to the consummation of such Public Offering; (ii) the Common Members shall be entitled to receive that value of common stock of the corporation whose shares of common stock are being sold in connection with such Public Offering as equals the amount such Common Member would be entitled to receive, relative to the Common Units which such Member held in the Company immediately prior to such conversion or contribution, under Section 5.03 hereof if a liquidation of the Company had occurred immediately prior to the consummation of such Public Offering with the proceeds in such liquidation equal in amount to the implied aggregate equity valuation of the Company (as reasonably determined by the Board of Managers in good faith with the reasonable agreement of a Majority in Interest of the Preferred Members) immediately prior to the consummation of such Public Offering; and (iii) each of the parties hereto and the Entity whose Securities will be the subject of such Initial Public Offering shall enter into, as a condition thereto, a shareholders agreement on substantially the same terms and conditions, mutatis mutandis, as set forth herein; provided further that, in connection with any such conversion or contribution, at any time and from time to time following the expiration of any lock-up period for an Initial Public Offering agreed to between the Preferred Members and the underwriters of any Initial Public Offering (but in no event more than 180 days after the consummation thereof), (A) with respect to the FRBNY Member, for as long as the FRBNY Member owns any Preferred Units, the FRBNY Member shall, at any time (i) during the Initial Period, upon prior consultation with, and during the 12-month period following the date of this Agreement the prior concurrence of, the AIG Credit Facility Trust, be entitled to make a Conversion Demand and (ii) following the Initial Period, in its sole discretion, be entitled to make a Conversion Demand; and (B) with respect to the Majority Preferred Members, (i) during the Initial Period, will not be entitled to make a Conversion Demand, and (ii) following the Initial Period, shall, in their sole discretion, be entitled to make a Conversion Demand (each of the FRBNY Member with respect to clause (A) of this proviso and the Majority Preferred Members with respect to clause (B) of this proviso, a “Conversion Demanding Member”). For purposes of this Section 11.14(b), a “Conversion Demand” means the Conversion Demanding Member may demand that any shares of preferred stock issued to the Conversion Demanding Member shall convert, in whole or in part, to shares of common stock of the Entity subject to such Public Offering with a Trading Value that is equal to the then current liquidation preference on such preferred stock up to a maximum number of shares of common stock of the Entity subject to such Public Offering as are authorized but not outstanding at the time of such conversion; provided further that any such conversion into shares of common stock shall occur concurrently with and as a condition precedent to the closing of a sale by the Conversion Demanding Member of such shares of common stock (which sale would be subject to any restrictions or lock-up periods they may be subject to at such time or otherwise having been agreed to by the Preferred Members pursuant to this Section 11.14 or otherwise). In connection with any such conversion of the Company into a corporation or contribution of the Securities to a newly formed corporation, the Company and the Preferred Members will jointly determine a sufficient (but fixed) number of shares of common stock to be authorized by such new or successor Entity that will be subject to such Public Offering at the time of formation under its certificate of incorporation or comparable organizational documents as is reasonably sufficient to permit the conversion of the preferred stock into shares of common stock of such Entity as will reasonably be necessary to satisfy the liquidation preference of such preferred stock.
          (c) Without limitation of the provisions of Sections 11.14(a) and 11.14(b), (A) the Members agree to enter into customary lock-up agreements with the underwriters of any Initial Public Offering and a registration rights agreement to be mutually agreed, provided, however, that no such lock-up agreement or registration rights agreement shall provide for any Preferred Member to be bound by any lock-up period exceeding 180 days and (B) in connection with any Public Offering, the Company shall take all necessary actions as expeditiously as possible to effect the registration of any Securities to be offered in any Public Offering under the Securities Act and/or otherwise comply with all requirements of the securities Laws of the jurisdiction(s) governing any Public Offering and any applicable listing standards of any stock exchange or quotation system upon which such Securities are to be listed or quoted.
     Section 11.15 Consent to Jurisdiction and Service of Process. The Members hereby consent to the jurisdiction of any state or federal court located within the area encompassed by the State of Delaware and irrevocably agree that all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each of the Members accepts for itself and in connection with its respective properties, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any final, nonappealable judgment rendered thereby in connection with this agreement.
     Section 11.16 Waiver of Jury Trial. The Members waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any dealings between them relating to the subject matter of this Agreement and the relationship that is being established. The Members also waive any bond or surety or security upon such bond which might, but for this waiver, be required of any of the other parties. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Members acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. The Members further warrant and represent that each Member has reviewed this waiver with its legal counsel, and that each Member knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement or to any other documents or agreements relating to the transaction completed hereby. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
     Section 11.17 Fees and Expenses. The AIG Member will bear and pay all reasonable costs and expenses incurred by or on behalf of the FRBNY in connection with the transactions contemplated by this Agreement, including the reasonable fees and expenses of its financial or other consultants, investment bankers, accountants and counsel, in accordance with Section 8.05 of the Credit Agreement.
     Section 11.18 Regulated Insurance Companies. Each of the Members and the Company acknowledges that the Insurance Subsidiaries are regulated Entities whose businesses are subject to laws, regulations, directives or orders issued from time to time by the relevant regulators and no term or condition of this Agreement shall be interpreted in any manner that would require any Member or the Company to take any action (or cause such action to be taken) that would violate such Laws, regulations, directives or orders.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY ALICO HOLDINGS LLC
By:	/s/ Alain Karaoglan
	Name:	Alain Karaoglan
	Title:	Secretary

THE COMMON MEMBER AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Alain Karaoglan
	Name:	Alain Karaoglan
	Title:	Attorney-in-Fact

THE SENIOR PREFERRED MEMBER FEDERAL RESERVE BANK OF NEW YORK
By:	/s/ Michael Alix
	Name:	Michael Alix
	Title:	Senior Vice President

THE JUNIOR PREFERRED MEMBER FEDERAL RESERVE BANK OF NEW YORK
By:	/s/ Michael Alix
	Name:	Michael Alix
	Title:	Senior Vice President

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF ALICO HOLDINGS LLC

SCHEDULE I
LIST OF MEMBERS

		Initial Capital
Name of Member	Address	Contribution	Units
Senior Preferred Members:			Senior Preferred Units:
Federal Reserve Bank of New York	33 Liberty Street	$1,000,000,000	1,000
	New York, New York
	10045-0001
Junior Preferred Members:			Junior Preferred Units:
Federal Reserve Bank of New York	33 Liberty Street	$8,000,000,000	8,000
	New York, New York
	10045-0001
Common Members:			Common Units:
American International Group, Inc.	70 Pine Street	$6,000,000,000	60,000
	New York, New York
	10270
SCHEDULE I TO SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF ALICO HOLDINGS LLC

SCHEDULE II
INSURANCE SUBSIDIARIES
Argentina
ALICO Compania de Seguros S.A.
ALICO Compania de Seguros de Retiros S.A.
Bulgaria
ALICO Bulgaria Zivotozastrahovatelno Druzestvo E.A.D.
UBB — ALICO Insurance Company JSC
Chile
La Interamericana Compania de Seguros de Vida S.A.
Colombia
AIG Colombia Seguros de Vida S.A.
Cyprus
Hellenic ALICO Life Insurance Company Ltd.
Czech Republic
First American Czech Insurance Company
Egypt
Pharaonic American Life Insurance Company — ALICO (Egypt)
France
ALICO S.A.
Hungary
AHICO First American Hungarian Insurance Company Rt.
Ireland
ALICO Life International Limited
Isle of Man
AIG Life International Ltd
Italy
ALICO Italia S.p.A.
Japan
AIG Edison Life Insurance Company
Toho Shinyo Hosho Company
Mexico
AIG Mexico Compania de Seguros
Pakistan
American Life Insurance Company (Pakistan) Ltd.
Peru
El Pacifico Peruano Suiza Compania de Seguros y Reaseguros
El Pacifico Vida Compania de Seguros y Reaseguros (ALICO owns 38%)
Poland
AMPLICO Life — First American-Polish Life Insurance & Reinsurance Company S.A. (AMPLICO)
AMPLICO AIG Polska Towarzystwo Ubezpieczen S.A.
Romania
AIG Life Asigurari Romania S.A.
Russia
SCHEDULE II TO SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT ALICO HOLDINGS LLC

ZAO ALICO Insurance Company (formerly known as ZAO AIG Life Insurance Company, which was formerly known as ZAO Insurance Company AIG Russia)
Serbia
ALICO Akcioardslco Dnistvoza Zivotno Osiguranje
Slovakia
AMSLICO AIG Life poist’ovna a.s. (formerly known as First American Slovak Life Insurance Company) (amslico)
Trinidad
American Life & General Insurance Company Ltd. (Trinidad & Tobago)
Turkey
American Life Hayat Sigorta A.S.
Ukraine
CJSC American Life Insurance Company AIG Life
Uruguay
ALICO Compania de Seguros de Vida, S.A.
Venezuela
Seguros Venezuela C.A.

SCHEDULE III
MATERIAL SUBSIDIARIES
American Life Insurance Company
SCHEDULE III TO SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT ALICO HOLDINGS LLC

SCHEDULE IV
BOARD OF MANAGERS
David Herzog
Brian Schreiber
Alain Karaoglan
SCHEDULE IV TO SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT ALICO HOLDINGS LLC

SCHEDULE V
PERMITTED ACTIONS
*No reference to or disclosure of any item or other matter below shall be construed as an admission or indication that such item or other matter is material or necessarily required to be included herein.
Dissolution of AIG Limited — Nigeria and ALICO Limited — Nigeria.
Dissolution of AMLICOM, S.A. de C.V.
Transfer, for no consideration, of Delaware American Life Insurance Company by AIG to the Company or ALICO Entities.
Cooperation and separation arrangements with American International Underwriters (now known as Chartis Inc.) or its affiliates with respect to AIG ME or similar arrangements in Western and Eastern Europe, not specifically otherwise mentioned anywhere in this Schedule V, at fair value, as reasonably determined by ALICO.
Closing of acquisition of American International Assurance (B) Services Panama from American International Assurance (Bermuda).
Acquisition of life insurance portfolio from American International Assurance (Bermuda), at fair value, as reasonably determined by ALICO.
Acquisition of minority shares of ALICO Pakistan from individual shareholders.
Acquisition of minority shares of ALICO Egypt from individual or entity shareholders.
Acquisition of AIG Life International Ltd. in the Isle of Man, from American International Reinsurance Company.
Reorganization of ownership of AIG Powszechne Towarzystwo Emerytalne Spólke Akcyjna within ALICO Entities.
Reorganization of ownership of AIG Vita S.p.A. within ALICO Entities.
Sale of all Japanese real estate owned by the ALICO home office to ALICO Entities.
Formation of joint venture provided for in the Summary of Key Terms, dated March 17, 2008, among American Life Insurance Company, AIU Holdings LLC and a third party.
Purchase from American International Group, Kabushiki Kaisha of shares in Japan company JIS & T at the current fair value.
Purchase of interests in Olinas Building in Kinshico, Tokyo, Japan from AIG Star and AIG Edison.
Purchase or sale from American International Underwriters (now known as Chartis Inc.) by ALICO of 49% of AIG Tower in Kinshico, Tokyo, Japan or sale
SCHEDULE V TO SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT ALICO HOLDINGS LLC

by ALICO to American International Underwriters of 51% of AIG Tower in Kinshicho, Tokyo, Japan, in each case, at fair market value.
Sale of AIG common stock to AIG or an AIG affiliate at fair market value, as reasonably determined by AIG and ALICO.
Sale of general insurance portfolios by ALICO to American International Underwriters (now known as Chartis Inc.) (AIG related entities), including for UAE, Kuwait, Oman and Trinidad & Tobago (or shares of a company for the latter), at fair value, as reasonably determined by ALICO.
Sale of AIG Tower in La Defense, Paris, France.
Sale of AIG Financial Assurance Kabushiki Kaisha to AIG or an affiliate of AIG at fair value, as reasonably determined by AIG and ALICO, including any actions taken with respect to any structured debt related thereto, which may include capital or debt restructuring.
Sale of run-off book of business to American International Underwriters UK Ltd., of ALICO’s reinsurance interest in a book of business written and serviced by UNAT in the United Kingdom and termination or commutation of insurance for the same, at fair value, as reasonably determined by ALICO.
Fronting arrangements for or with American International Underwriters (now known as Chartis Inc.) (AIG related entities), at fair value, as reasonably determined by ALICO.
As contemplated by Section 3.6 of the Purchase Agreement, any amounts owed from ALICO to AIG related to the Specified Intercompany Payables.
As contemplated by Section 3.10 of the Purchase Agreement, any amount owed from ALICO to AIG related to all outstanding obligations regarding the termination of the Tax Sharing Agreement.
Successful separation of ALICO from AIG requires transferring those employees from AIG who support ALICO primarily in the functional departments. It is anticipated that approximately up to 90 managerial employees will be transferred from AIG’s internal world-wide life insurance group into ALICO and a net additional 550 employees, in functional departments including the corporate governance, the finance and the legal departments, will be hired by ALICO.
Termination of the FX Indemnity Agreement between ALICO and AIG.
Run-off of Modified Coinsurance and Coinsurance Agreements between ALICO and Variable Annuity Life Insurance Company, covering variable annuity policies with guaranteed minimum withdrawal benefit and/or guaranteed minimum income benefit and/or guaranteed minimum death benefits.
Expiration of a guarantee between AIG and Reinsurance Group of America, Inc., a third party reinsurer, regarding a reinsurance agreement between ALICO and Reinsurance Group of America, Inc.
SCHEDULE V TO SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT ALICO HOLDINGS LLC

Termination or modification of reinsurance agreements, at fair value, as reasonably determined by ALICO.
Renegotiation of corporate insurance policies with third parties for D&O, property, boiler & machinery, cyber risk, net diligence, casualty, umbrella, employment practices, fidelity, fiduciary, storage tank, terrorism, fine arts, foreign excess DIC, internet media, security and privacy liability, which are currently covered under AIG’s corporate insurance policies and the termination of such arrangements or agreements.
Separation related actions concerning shared pension plan assets and liabilities with AIG, including the unfunded liabilities of the UK shared plan and the qualified, non-qualified SERP/Excess and post-retirement medical plans in the Home Office.
Actions related to unfunded pension liabilities as set forth in Exhibit D to the Disclosure Letter to the Purchase Agreement.
Purchase by ALICO home office of a ¥15 billion note receivable from ALICO Japan, payable by AIG Funding, Inc., and the subsequent cancellation of a ¥15 billion note payable to AIG Funding, Inc.
Termination and the obtainment of replacement software or services provided by, or pursuant to arrangements with third party servicers that have agreements with, AIG Global Services or AIG Kabushiki Kaisha.
Payment of overhead allocation to AIG for certain corporate functions, including treasury, rating agencies, comptrollers, restructuring, tax, investor and media relations, enterprise risk management, internal audit, strategic planning, human resources, legal, international realty, information based marketing, reinsurance services, administrative services, business information, communications, life management, international retirement services, corporate affairs, business and corporate development, senior advisors, executive management, stockholder and board of director expenses, actuarial, transformation, the office of the Chief Accounting Officer, and corporate initiatives.
SCHEDULE V TO SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT ALICO HOLDINGS LLC

SCHEDULE VI
FORM OF
JOINDER AGREEMENT
     The undersigned, _______________ (the “Joining Party”), as a condition precedent to becoming a Member of ALICO Holdings LLC, a Delaware limited liability company (the “Company”) hereby agrees that upon the execution of this Joinder Agreement, the undersigned shall become a party to that certain Second Amended and Restated Limited Liability Company Agreement of the Company dated as of December 1, 2009 (the “LLC Agreement”) by and among the Members of the Company and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the LLC Agreement.
     To the extent the Joining Party became a Member by virtue of its status as a Permitted Transferee pursuant to Section 8.02 of the LLC Agreement and at any time ceases to qualify as a Permitted Transferee in relation to the transferring Common Member from which the Joining Party received such Units, the Joining Party agrees to immediately Transfer any such Units back to the transferring Common Member.
     To the extent the Joining Party became a Member by virtue of its status as a Permitted Transferee of the FRBNY pursuant to Section 8.02 of the LLC Agreement, the Joining Party has entered into a confidentiality agreement with the Company in the form of the Nondisclosure Agreement or, if not, the Joining Party agrees to be subject to the terms and conditions of the Nondisclosure Agreement as if the Joining Party were the FRBNY.
     This Joinder Agreement shall take effect and shall become an integral part of the LLC Agreement immediately upon execution and delivery to the Company of this Joinder Agreement.
     This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to any provision thereof relating to conflicts of laws).
     IN WITNESS WHEREOF, this JOINDER AGREEMENT has been duly executed by or on behalf of the undersigned as of the date below written.

[For Entities]		[For Individuals]

Name:

By:

	Name:	Address:

Title:

Date:

SCHEDULE VI TO SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT ALICO HOLDINGS LLC